Sch14

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒	☐ Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14-a6(e)(2))

⌧	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Juniata Valley Financial Corp

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Sch14

notice

218 Bridge Street, Post Office Box 66, Mifflintown, PA 17059  Telephone: (855) 582-5101

NOTICE OF VIRTUAL ANNUAL MEETING OF SHAREHOLDERS

Online meeting only – no physical meeting location

Date:	May 19, 2026
Time:	10:30 a.m. EST
Place:	Online at www.meetnow.global/MG247JS

The Annual Meeting of Shareholders of Juniata Valley Financial Corp. will be held virtually, online. There will be no physical location for shareholders to attend the Annual Meeting. Shareholders may participate in the meeting online by accessing the internet at www.meetnow.global/MG247JS and logging into the Annual Meeting (no password is required) using the control number that appears on your proxy card and the instructions that accompanied your proxy materials.

Matters to be voted on:

1.	Election of Directors: Election of three Class C directors to serve until the 2029 Annual Meeting.
2.	Say on Pay Proposal: A non-binding “Say on Pay” proposal to approve the compensation of the named executive officers.
3.	Approval of the 2026 LTIP: Approval of the 2026 Long-Term Incentive Plan of the Juniata Valley Financial Corp. (the “2026 LTIP”).
4.	Other Business: Any other business properly brought before the shareholders at the meeting and any adjournment or postponement thereof.

You may vote your shares of common stock at the Annual Meeting if you owned the shares at the close of business on February 27, 2026, the record date for the Annual Meeting. Your vote at the Annual Meeting is very important to us. Please vote your shares of common stock now by one of the following methods if you are a registered holder: (1) electronically using the Internet at www.envisionreports.com/JUVF; (2) by phone using the phone number 1-800-652-8683; or (3) by mail, as described below.  You will need the control number appearing on your proxy card to vote by either of the first two methods. You may also vote by completing the enclosed proxy card and returning it to us in the enclosed prepaid envelope. If you hold your shares through an intermediary, such as a broker, please follow the voting instructions you received from that intermediary. Even if you submit a proxy card, you may still attend the virtual meeting and vote online during the meeting. The proxy statement and enclosed proxy card were first mailed to shareholders on or about April 6, 2026.

BY ORDER OF THE BOARD OF DIRECTORS

Michael Wolf
Secretary
Mifflintown, Pennsylvania
April 6, 2026

General Information

This proxy statement contains information about the 2026 Annual Meeting of shareholders of Juniata Valley Financial Corp. We refer to Juniata Valley Financial Corp. in this proxy statement as the “Company”, “Juniata”, “we,” “our” or “us.”  The Company is the holding company for The Juniata Valley Bank, which we refer to in this proxy statement as the “Bank.”  We first mailed this proxy statement and the enclosed proxy card to shareholders on or about April 6, 2026.

Date, Time and Place of Meeting

The Annual Meeting of the shareholders of the Company will be held at 10:30 a.m. EST on Tuesday, May 19, 2026.  The meeting will be held virtually, online – there will be no physical location at which shareholders may attend the meeting.  Shareholders will be able to log into the virtual Annual Meeting platform beginning at 10:15 a.m. on May 19, 2026 through the following website: www.meetnow.global/MG247JS (the “Annual Meeting”). You will log onto the virtual Annual Meeting by entering the control number found on your proxy card or instructions accompanying your proxy materials (no password is required). You may submit questions, both before or during the meeting, using the online platform.

If you hold your shares through an intermediary, such as a bank or broker, you cannot attend the Annual Meeting unless you register in advance. To register you must obtain a legal proxy from the intermediary and submit the legal proxy along with your name and email address to Computershare.  Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 14, 2026. You will receive a confirmation of your registration by email after we receive your registration request.  Requests for registration should be directed to us as follows:

By email:	Forward an email from your broker, or send a legible image of your legal proxy, to legalproxy@computershare.com.

By mail:	Computershare
Juniata Valley Financial Corp Legal Proxy
P.O. Box 43006
Providence, RI 02940-3006

Registered shareholders (i.e. shareholders who hold their shares directly) do not need to register to attend the Annual Meeting.  Please follow the instructions on the Annual Meeting notice or proxy card that you received.

The rules that will govern the conduct of the virtual meeting are attached to this document at Exhibit A.

Purpose of the Meeting

The shareholders will be asked to consider and vote upon the following matters at the meeting:

●	the election of three Class C directors to serve until the 2029 Annual Meeting;
●	a non-binding “Say on Pay” proposal to approve the compensation of the named executive officers;
●	approval of the 2026 LTIP, and
●	such other business as may be properly brought before the Annual Meeting and any adjournment or postponement thereof.

Solicitation of Proxies

The enclosed proxy is being solicited by the Board of Directors of the Company (the “Board”) for use at the Annual Meeting. The Company will bear the entire cost of the solicitation of proxies, including the costs of preparing, printing and mailing the proxy statement and all related materials. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the names of such nominees. The Company will reimburse brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of the Company’s common stock. In addition to use of the mail, proxies may be solicited by directors, officers and other employees of the Company, without additional compensation, in person or by telephone. The Company may, at its discretion, employ a professional solicitation firm with respect to items to be presented at the Annual Meeting.

The executive offices of the Company are located at 218 Bridge Street, Mifflintown, Pennsylvania 17059, where the telephone number is (855) 582-5101. The Company’s mailing address is P.O. Box 66, Mifflintown, PA  17059.

Voting Procedures

Who can vote?

Only holders of shares of common stock, par value $1.00 per share, of the Company (the “common stock”) as shown on the books of the Company at the close of business on February 27, 2026 (the “Record Date”) will be entitled to vote at the Annual Meeting. A total of 5,032,400 shares of common stock were outstanding on the Record Date and entitled to vote at the Annual Meeting. As of the Record Date, the Trust Department of the Bank, as sole trustee, held 33,030 shares of the Company’s common stock, which is 0.66% of the total number of shares outstanding as of that date. Pursuant to the Bank’s policy, the Trust Department will vote these shares at the Annual Meeting in favor of each nominee for director named in this proxy statement, in favor of the non-binding “Say on Pay” proposal to approve the compensation of the named executive officers (“Say on Pay”), for the approval of the 2026 LTIP and, as to other matters, in accordance with the recommendations of the Board of Directors, as long as voting authority is conferred on the Trust Department in the trust or account instrument. Each share of common stock entitles the holder to one vote on all matters to be voted upon. The enclosed proxy card shows the number of shares you may vote. The presence, virtually (by logging into the meeting) or by proxy, of the holders of a majority of the shares of common stock outstanding and entitled to vote is required to constitute a quorum for the transaction of business at the Annual Meeting.

What vote is required?

The directors will be elected by a plurality of the votes cast at a meeting at which a quorum is present. Because three directors are being elected at the 2026 Annual Meeting, the three nominees receiving the greatest number of votes will be elected.  Approval of the Say on Pay proposal requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting. Approval of the 2026 LTIP requires the affirmative vote of the holders of a majority of the shares present at the meeting All other matters to be voted on at the Annual Meeting must be approved by the holders of a majority of the votes cast at the Annual Meeting.

How are votes counted?

A proxy card that is submitted by any permitted method (i.e. online, telephone or by mail) but which does not instruct the proxy holders as to how the shares should be voted on any item will be voted by the proxy holders according to the recommendations of the Board, as set forth in this proxy statement, and the judges of election will treat such shares as being present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the judge of election will treat shares of common stock that “abstain” from voting as being present at the meeting for purposes of a quorum. In addition, the judge of election will treat shares of common stock that are represented by “broker non-votes” (i.e., shares of common stock held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power under applicable rules of the National Association of Securities Dealers, Inc. or the instrument under which it serves in such capacity, or (iii) the record holder has indicated on the proxy or otherwise notified the Company that the record holder does not have authority to vote such shares on that matter) as being present for purposes of determining a quorum if such shares are voted at the meeting on any matter, other than a procedural motion. Abstentions and broker non-votes are not votes cast and will have no effect on the election of directors or approval of the non-binding Say on Pay proposals. However, abstentions as well as broker non-votes that are counted for the purpose of a quorum will have the effect of a vote against the adoption of the 2026 LTIP. Because directors are elected by a plurality of the votes cast, “withhold” votes have no impact on the outcome of the election of directors.

Can I change my vote after I have already voted?

If you grant a proxy, whether online, by telephone or by returning your proxy card by mail, you may revoke your proxy at any time until it is voted by:

●	delivering a written notice of revocation or submitting a later-dated proxy through any permitted means so long as such notice or later- dated proxy is received prior to the vote. If submitted by mail, such notice or later dated proxy should be sent to Michael Wolf, Secretary, Juniata Valley Financial Corp., 218 Bridge Street, P.O. Box 66, Mifflintown, Pennsylvania 17059; or
●	logging into the Annual Meeting and voting through the Internet meeting platform.

Your last vote is the vote that will be counted. Unless revoked, any proxy given pursuant to this solicitation will be voted at the meeting in accordance with the instructions thereon.

If you hold your shares through an intermediary, such as a broker, please follow the voting instructions you received from that intermediary to understand how and when you can change your vote.

How will proxies submitted without voting instructions be voted?

In the absence of instructions, all proxies will be voted FOR the election of the three nominees for director identified in this Proxy Statement, FOR the approval of the non-binding Say on Pay proposal and FOR approval of the 2026 LTIP. Although the Board of Directors knows of no other business to be presented, if any other matters are properly brought before the meeting, but are not submitted in time to be included in this proxy statement as further described in “Other Matters – Shareholder Proposals for the 2027 Annual Meeting of Shareholders”, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors of the Company.

Can I vote during my attendance at the Annual Meeting?

Yes. You may log onto the Annual Meeting and cast a vote through the Internet meeting platform during the meeting, whether or not you have previously voted. If you have previously voted, your vote during the Annual Meeting will revoke your proxy. However, we encourage you to submit your proxy in advance of the Annual Meeting through one of the following permitted means to ensure that your vote is counted: (1) electronically using the Internet at www.envisionreports.com/JUVF; (2) by phone using the phone number 1-800-652-8683; or (3) by mail. To vote electronically or by phone, you will need the control number appearing on your proxy card. You may also vote by completing the enclosed proxy card and returning it to us in the enclosed prepaid envelope. Using the Internet or your phone to submit a proxy is quick and easy, and we encourage your use of one of those two methods.  Instructions as to how to submit your proxy by internet or phone are contained on your proxy card. If you hold your shares through an intermediary, such as a broker, please follow the voting instructions you received from that intermediary in order to vote your shares.

Management

DIRECTORS OF THE COMPANY

General

With respect to directors, the Company’s bylaws provide that:

●	the Board of Directors consists of not less than five nor more than 25 directors;
●	there are three classes of directors (A, B and C), as nearly equal in number as possible;
●	each class of directors is elected for a term of three years; and
●	the term of each class of directors is staggered so that the term of office of one class of directors will expire each year.

The Board of Directors currently consists of eight directors.

Director Qualifications

The process for identifying and evaluating any individual nominated for board membership, including those nominated by a shareholder, is described in the “Nominating Committee” section below. Specific information on the experience, qualifications, attributes and skills of the Company’s nominees and continuing directors is described in the summary biographies below.

The Company follows the NASDAQ listing standards for determining the independence of directors and committee members. The Board of Directors determined that seven (7) of the current eight (8) directors are independent, as defined in the applicable NASDAQ listing standards. Specifically, the Board of Directors found that Directors Buffington, Calkins-Mazur, Dreibelbis, Henry, Kelsey, Scarnati and Sliver are independent under the NASDAQ listing standards and that each of these directors is free of any relationships that would interfere with his or her individual exercise of independent judgment. In addition, the members of the Company’s Audit Committee and Personnel and Compensation Committee of the Board of Directors meet the more stringent requirements for independence under the NASDAQ listing standards and the rules and regulations of the Securities and Exchange Commission (“SEC”) for service on these committees. The Board of Directors considered the relationships and other arrangements, if any, of each director with the Company when independence was reviewed. In determining the directors’ independence, the Board of Directors considered any services provided to the Company, loan transactions between the Bank and each director, their respective family members and businesses with whom they are associated, as well as any contributions made to non-profit organizations with which the directors are associated.

The discussion forth below provides each continuing director’s background, experience, qualifications, attributes and skills that led the Nominating Committee to conclude that these persons should serve as directors.

PROPOSAL 1

ELECTION OF DIRECTORS

The Nominating Committee has nominated the three persons named below as Class C directors. Although we do not know of any reason why any of these nominees might not be able to serve, we may propose a substitute nominee if any nominee is not available for election. If your properly submitted proxy does not indicate how you wish to vote with respect to the election of directors, your proxy will be voted in favor of the election of those nominees. Each nominee for the position of Class C Director is currently a director of the Company and the Bank and have been determined to be independent, as noted above.

Nominees for Election as Directors to Continue in Office until the 2029 Annual Meeting (Class C)

John P. Henry IV.  Mr. Henry, age 41, was born and raised in Juniata County, Pennsylvania and graduated Magna Cum Laude with a major in Political Science and an emphasis on pre-law from Lebanon Valley College in 2006. After being accepted to multiple law schools he decided to decline the acceptances and focus on his business endeavors. While still in college, in 2004, Mr. Henry founded JPH Enterprises to supplement his income and currently serves as the President and CEO. Over the past 20 years he has grown his Juniata County, Pennsylvania based company from a one-person lawncare service into a $21 million environmental company that employs over 50 people. As a community businessman he is actively involved in giving back to the community through charitable drives and supporting local athletic programs.

Mr. Henry’s history of involvement in business and charitable efforts within Juniata’s market areas as well as his affiliation with local and regional business leaders allows him to provide a broad view of business-owners’ financial needs to the Board and assess risk during changing business environments. Mr. Henry has been a director of the Company and the Bank since June 2025 and currently serves as a member of the Audit, Strategic Planning, Trust and Loan Committees.

Gary E. Kelsey. Mr. Kelsey, age 63, is a lifetime resident of Potter County Pennsylvania, where he held the elected position of Potter County Register of Wills and Recorder of Deeds from 1988 to 2020. Mr. Kelsey retired in 2020 after more than 32 years of public service. He currently is a partner in ABLR Holding Partnership, which owns commercial real estate in the northern Pennsylvania region. Mr. Kelsey has a degree in criminal justice and studied at Jamestown Community College and Mansfield University. He resides in Coudersport, Pennsylvania. Mr. Kelsey was a director of FNBPA Bancorp, Inc. from 1996 until 2015, when FNBPA was acquired by the Company, and he has been a director of the Company and the Bank since 2015.

Mr. Kelsey’s combined 29 year tenure as a director at FNBPA and Juniata makes him a valuable member of our Board. His long-time residency and community involvement in our north central Pennsylvania market provides insight as we identify business opportunities and challenges in the area. Mr. Kelsey currently serves as the Vice Chairman of the Board and is Chairman of the Strategic Planning and Personnel and Compensation Committees and is a member of the Audit and Loan Committees.

Joseph B. Scarnati III. Mr. Scarnati, age 64, is a third-generation businessman and has been a public servant for more than 30 years. He was born and raised in Brockway, Jefferson County, Pennsylvania, where he began his career in his family's food business. After 20 years in the private sector, which included service on the Brockway Borough Council, Mr. Scarnati was elected in 2000 to represent the 25th Pennsylvania Senatorial District and spent two decades serving the district.  In 2006, Mr. Scarnati was elected as Senate President Pro-Tempore, and in November of 2008 became Pennsylvania's lieutenant governor serving in that capacity until January 2011. Following his retirement from the Pennsylvania Senate at the end of his term in 2020, Mr. Scarnati joined Allegheny Strategy Partners, a lobbying and consulting firm where he is currently employed. Additionally, Mr. Scarnati is also a co- owner of The Dan Smith Candy Company since 2015. Mr. Scarnati has served as a director of the Company and the Bank since July 2022.

Mr. Scarnati has over 40 years of experience in the private sector owning and operating numerous successful businesses. He also has over twenty years of public service with a statewide presence which gives him unique qualifications along with hands on experience. His perspective as a businessman brings valuable knowledge and experience in financial matters to the Board. Mr. Scarnati currently serves as the Chairman of the Trust Committee and is a member of the Nominating, Asset Liability Management and Loan Committees.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ELECTION OF THE THREE NOMINEES IDENTIFIED ABOVE.

Directors to Continue in Office until the 2027 Annual Meeting (Class A)

Michael A. Buffington. Mr. Buffington, age 51, is the founder and President of Buffington Property Management LLC, MAT Plaza LLC, Monument Square Center LLC and MAB Holdings LLC, a group of companies that own and manage commercial and residential properties in central Pennsylvania. He is also the co-founder of One-Stop Communications in Lewistown, Pennsylvania, a retail provider of personal and business communication products and services. He serves on several community organizations in Mifflin County, including Downtown Lewistown Inc., the Juniata River Valley Chamber of Commerce and the Community Advisory Board of Geisinger-Lewistown Hospital.

Mr. Buffington’s history of involvement in business and community development efforts within Juniata’s market areas as well as his affiliation with local business leaders allows him to provide a broad view of business-owners’ financial needs to the Board and assess risk during changing business environments. Mr. Buffington has been a director of the Company and the Bank since March 2017 and currently serves as Chairman of the Nominating Committee and is a member of the Personnel and Compensation, Strategic Planning and Loan Committees.

Christina Calkins-Mazur. Mrs. Calkins-Mazur, age 50, was born in Ashland, Oregon and moved to Pennsylvania in 1978. Upon graduating from St. Francis University with a degree in Business Management, she worked with her father full-time at Calkins Buick GMC Subaru in Burnham, Pennsylvania. She became the Dealer Principal in 2009 and sold the business and retired in 2019. Mrs. Calkins-Mazur is a service-oriented professional serving on various boards of directors and committees in addition to her professional commitments. She is the current Chair of the Mifflin County Industrial Development Authority and a board member of the Mifflin County Industrial Development Corporation. She is also a board member for the United Way, Rotary International where she has been an active member since 2001 and the Juniata River Valley Chamber working to promote Mifflin and Juniata counties, offering opportunities to connect with other businesses, leadership development, advocacy and support, as well as educational opportunities. Mrs. Calkins-Mazur was previously a regional advisory board member for Kish Bank.  Mrs. Calkins-Mazur has served as a director of the Company and the Bank since April 2023.

Mrs. Calkins-Mazur is able to contribute valuable insights into local markets and businesses by leveraging her previous tenure as the owner and president of a successful business as well as her experience serving on several local Boards of Directors. Mrs. Calkins-Mazur currently serves as a member of the Asset Liability Management, Nominating, Trust and Loan Committees.

Martin L. Dreibelbis. Mr. Dreibelbis, age 72, has been a member of the Board of the Company and the Bank since 1998 and serves as the current Chairman of the Board. He was previously Chairman of the Board from 2001 to 2004 and from 2007 to 2010. He was a self-employed consultant to the petroleum industry from 1992 until 2012 and, prior to that, he was President of Horning Oil Company.  Mr. Dreibelbis is currently an Auditor for Walker Township, Juniata County, Pennsylvania and previously served the township as a Supervisor from 2007 to 2024.Mr. Dreibelbis provides the Company’s Board of Directors with the benefit of knowledge gained from his business experiences as well as his community involvement. His affiliation with local business leaders, community activities and charitable organizations give him a well-rounded view of our markets.

During his 28 year tenure on the Company’s Board of Directors, Mr. Dreibelbis has gained extensive knowledge of the financial services industry and its corporate governance requirements, which contributes to his qualification as an effective member of the Board, where he serves as a member of the Personnel and Compensation, Nominating, Asset Liability Management, Audit and Strategic Planning Committees as well as the Loan Committee.

Directors to Continue in Office until the 2028 Annual Meeting (Class B)

Marcie A. Barber. Ms. Barber, age 67, has been the Chief Executive Officer and director of the Bank and the Company since 2010. She joined the Bank in November 2006 as Senior Vice President and Community Office Division Manager and was promoted to Chief Operating Officer in 2007. Prior to joining the Company, Ms. Barber was Senior Vice President of the First National Bank of Mifflintown, serving as Credit Services Division Manager for 8 years. Prior to her tenure with First National Bank of Mifflintown, Ms. Barber spent 16 years with Mellon Bank in retail bank management and commercial lending.

Ms. Barber’s various management roles within several banks during her 35 years of service, including the 13 years she has served in an executive capacity of the Company, give her a broad understanding of the financial services industry, the Company’s operations, corporate governance matters and leadership experience, thereby qualifying her to serve on the Board of Directors. Ms. Barber served on the boards of Pennsylvania Bankers Association and PABSC. She currently serves on the board and executive committee of the Mifflin County Industrial Development Corp and is currently a director of Atlantic Community Bankers Bank and chairs its Enterprise Risk Management Committee.

Steven C. Sliver. Mr. Sliver, age 71, attended the Wharton School at the University of Pennsylvania, where he received a bachelor’s degree in economics; later, he attended the Wharton School’s Aresty Institute of Executive Education and earned a Certificate of Professional Development.  He is a Certified Public Accountant and a member of both the Pennsylvania Institute of Certified Public Accountants and the American Institute of Certified Public Accountants. Mr. Sliver is the former President and CEO of Mutual Benefit Group, where he also served as Chief Risk Officer and Investment Committee Chair on its Board of Directors until his retirement in 2022. He continues to serve on the Mutual Benefit Board of Directors and as the Chair of the Investment Committee. Prior to joining Mutual Benefit Group in 1992, he served as Chief Operating Officer, Treasurer, and Vice President at Millers Mutual Insurance Co., and as a staff accountant at Main Lafrentz & Co. (now a part of KPMG International Limited.) He also served as the Director of Corporate Financial Support for Pennsylvania Blue Shield, and as Controller at Keystone Technologies, Inc., a for-profit subsidiary. Mr. Sliver has served as a director of the Company and the Bank since March 2023.

Mr. Sliver’s professional affiliations included the National Association of Mutual Insurance Companies, NAMICO, the Pennsylvania Association of Mutual Insurance Companies, and the Accenture Insurance Advisory Board. Having spent virtually his entire career in financial services within the property casualty and health insurance industries, proceeded by public accounting and auditing, chiefly for insurance and bank clientele, Mr. Sliver has both a strong firsthand understanding of the disciplines of financial leverage and the management of the related financial risks, as well as the executive responsibility for maintaining the proper balance between short-term financial performance and long-term corporate financial security and sustainability. He has also provided community support through service to United Way, Rotary, Junior Achievement, and Huntingdon County Business and Industry. Mr. Sliver currently serves as a Chairman of the Audit and Asset Liability Management Committees and a member of the Personnel and Compensation and Loan Committees.

Executive Officers of the Company

In addition to Ms. Barber, the following individual serves as an executive officer of the Company.  The executive officers hold office until their successors are appointed.

Michael W. Wolf. Mr. Wolf, age 62, has been with the Company since 2021 and is an Executive Vice President of the Company. He has been Treasurer, Chief Financial Officer of the Company and Secretary to the Board of Directors since June 2022. Mr. Wolf has nearly 30 years of experience in the financial sector. His background includes public accounting and internal audit experience. He served as Vice-President at the National Bank of North East from 1994 to 2001, Middlefield Bank from 2009 to 2011, Northwest Bank from 2011 to 2018 and Dollar Bank from 2019 to 2020, with an emphasis on regulatory, SEC and internal reporting, technical accounting assessments, internal controls and accounting policy implementation. Mr. Wolf served as a member of the Accounting Advisory Counsel for the Financial Managers Society.

Corporate Governance and Board Matters

Shareholder Communications with the Board

The Board has established a procedure whereby shareholders are able to communicate directly with the Board by addressing communications either to the Audit Committee Chair or, in the case of recommendations for Board candidates, the Secretary, c/o Juniata Valley Financial Corp., 218 Bridge Street, Post Office Box 66, Mifflintown, Pennsylvania 17059.  Every communication directed to the Audit Committee Chair will be delivered directly to the Audit Committee Chair, who will in turn forward the communication to the appropriate member(s)/committee of the Board and to the Board as a whole. All communications regarding nominations to the Board that are sent to the Secretary will be forwarded to the Chair of the Nominating Committee.

Risk Oversight

We face a broad array of risks, including market, operational, strategic, legal, regulatory, reputational and financial risks. Management of risk is the direct responsibility of the Company’s Chief Executive Officer and the senior leadership team.  The Board has oversight responsibility, focusing on the adequacy of the Company’s enterprise risk management and risk mitigation processes. A fundamental part of setting the Company’s business strategy is the assessment of the risks the Company faces and how these risks are managed.  The Board administers its risk oversight function as a whole and through its committees, and uses the processes described below to help assess and monitor the risks we face.

In order to assist the Board in overseeing our risk management, we use enterprise risk management, a company-wide initiative that involves the Board, management and other personnel in an integrated effort to identify, assess and manage risks that may affect our ability to execute on our corporate strategy and fulfill our business objectives.  These activities entail the identification, prioritization and assessment of a broad range of risks (e.g., financial, operational, business, reputational, governance and managerial), and the formulation of plans to manage these risks or mitigate their effects. Cybersecurity is a critical component of this program, given the increasing reliance on technology and potential for a cybersecurity incident to occur, which could disrupt business operations, compromise sensitive data or cause reputational harm. The Information Security Officer, who is primarily responsible for this cybersecurity component works in collaboration with the SVP/IT Manager and reports periodically to the IT Steering Committee and the Board.

The Board, upon recommendations from appropriate committees, annually approves all operating policies. The Audit Committee reviews results of all regulatory examinations and audits, both internal and external, monitors the integrity of the Company’s financial reporting process and system of internal controls regarding finance, accounting and regulatory compliance, and monitors responses from management to recommendations for procedural changes. All members of the Audit, Nominating and Personnel and Compensation Committees are independent directors and meet regularly with management. The Loan Committee is comprised entirely of directors who rotate attendance at regularly scheduled meetings with management.

The other standing committees of the Board oversee management of risks relating to their respective areas of responsibility. Each committee requires proof of adherence to all applicable policies that it oversees. The Board is informed routinely of new regulations, current issues of importance, key examination points, and industry news, including internal and peer and competition activity by management at monthly Board meetings and periodic committee meetings.

The Company’s hedging policy is included in the Company’s Insider Trading Policy and discourages all types of hedging transactions. Additionally, any Insider wishing to engage in hedging activity with the Company’s common stock must receive prior approval from the Board of Directors. A copy of the Company’s Insider Trading Policy was filed as Exhibit 19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Board Leadership Structure

It is the policy of the Company to separate its Chairman and Chief Executive Officer positions. We believe that having an independent Chairman increases the effectiveness of risk oversight and management evaluation, and separate positions serve to eliminate the appearance of a conflict between personal and shareholders’ interests. For example, if one individual serves as both Chairman and Chief Executive Officer, and that person is responsible for setting corporate goals, that situation could create the appearance of a conflict of interest. As Chairman, the individual would have an interest in setting higher benchmarks in order to motivate corporate officers to improve the performance of the Company and thereby increase the shareholders’ return on their investment. However, as Chief Executive Officer, that individual could arguably have an interest in setting a lower benchmark since the attainment of corporate goals is a factor in evaluating the performance and compensation of the Chief Executive Officer. The Board believes that separating the positions of Chairman and Chief Executive Officer eliminates issues such as these.

The Chairman of the Board is responsible for coordinating the Board’s activities, including the scheduling of meetings of the full Board, scheduling executive sessions of the non-employee directors and setting relevant items on the agenda (in consultation with the Chief Executive Officer as necessary or appropriate). The Board believes this leadership structure has enhanced the Board’s oversight of, and independence from, Company management, the ability of the Board to carry out its roles and responsibilities on behalf of our shareholders, and our overall corporate governance.  The Company’s Nominating Committee periodically re-evaluates the Board’s leadership structure to ensure that separation of the Chairman and Chief Executive Officer positions remains the most appropriate governance structure for the Corporation.

Related Party Transactions

During 2025, the Bank engaged in, and expects to continue to engage in, banking transactions in the ordinary course of business with our directors and executive officers on the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable loans with persons not related to the Bank. Management believes that these loans present no more than the normal risk of collectability and do not present other unfavorable features. The Company’s Code of Conduct and Ethics (the “Code”) requires all directors, officers and employees to avoid situations that may create a conflict of interest or the appearance of a conflict of interest. The Code contains specific prohibitions on financial or other interests in customers, borrowers, suppliers or other companies dealing with the Company and requires prior approval by the Senior Vice President/Human Resources Director in order to enter into any such arrangements. In addition, the purchase, lease or sale of assets to or from the Company by employees or directors also requires the prior approval of the Senior Vice President/Human Resources Director except in certain limited circumstances, such as a public sale. The Company did not engage in any transaction since the beginning of its last fiscal year, nor has any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Board and Committee Meeting Attendance

The Board of Directors of the Company met 12 times in 2025. No director attended fewer than 75% of the total number of meetings of the Board and the committee(s) on which he or she served. The Board has standing Audit, Nominating and Compensation Committees, in addition to other committees that are more specifically related to the banking business. The Board has adopted a policy requiring the attendance of all directors at the Annual Meeting, absent extenuating circumstances. All members of the Board attended the 2025 Annual Meeting.

Audit Committee

Members, Number of Meetings, Function, Charter and Audit Committee Financial Expert

The members of the Audit Committee are Steven Sliver (Chairman), Martin Dreibelbis, Gary Kelsey and John Henry. Each member is an independent director and qualified to serve on the Audit Committee based on the heightened qualifications for enhanced independence and financial literacy established by NASDAQ and applicable SEC regulations. The Board of Directors has determined that Mr. Sliver meets the SEC requirements to qualify as a financial expert. The Audit Committee met four times in 2025. The Committee’s responsibilities include monitoring the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and regulatory compliance, monitoring the independence and performance of the Company’s independent registered public accountants and internal auditing department and providing an avenue of communication among the Company’s independent registered public accountants, management, the internal auditing department and the Board of Directors. The Committee, along with the Board of Directors, has formally adopted an Audit Committee charter setting forth the Committee’s responsibilities. The charter is available on the Company’s website, at jvbonline.com, under the Investor Relations tab.

Report of the Audit Committee

Management has the primary responsibility for the Company’s financial statements and the reporting process, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of not just the acceptability, but also the quality, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosure in the financial statements.

Crowe LLP (“Crowe”), the Company’s independent registered public accounting firm, is responsible for expressing an opinion on the Company’s financial statements. The Committee discussed with representatives of Crowe judgments as to both the acceptability and the quality of the Company’s accounting principles and such other matters as are required to be discussed with the independent registered public accountants in accordance with the Standards of the Public Company Accounting Oversight Board (United States) and the SEC. The Committee also received from Crowe written disclosures and a letter concerning the firm’s independence with respect to the Company, as required by the Public Company Accounting Oversight Board Ethics and Rule 3526 (Communication with Audit Committees Concerning Independence) and has discussed Crowe’s independence with Crowe.

The Committee discussed with both the Company’s internal auditors and Crowe the overall scope and plans for their respective audits. The Committee meets with the internal auditors and Crowe, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

By: Steven Sliver, Chairman, Martin Dreibelbis, Gary Kelsey and John Henry

Nominating Committee

Members, Meetings, Function and Charter

The members of the Nominating Committee are Michael Buffington (Chairman), Christina Calkins-Mazur, Martin Dreibelbis and Joseph Scarnati. Each member is an independent director, meeting the qualifications for independence established by NASDAQ. The function of the Committee is to identify and recommend qualified candidates for election to the Board of Directors and to nominate candidates to fill vacancies that occur between shareholder meetings. A current copy of the Committee’s charter is posted on the Company’s website at jvbonline.com, under the Investor Relations tab. The Nominating Committee met two times in 2025. When assessing a candidate’s qualifications, the Committee considers potential candidates’ skill sets and background, current director skill sets and backgrounds, diversity of the Board and the ability of a candidate to devote the necessary time to serve as a Director. Candidates for director are selected based on their character, judgment, business experience, expertise and acumen. The Company’s Bylaws state that no person shall be eligible to be elected as a Director if he or she shall have attained the age of seventy-five years on or prior to the date of his or her election. However, by resolution of the Board, a director’s service may continue for up to one year beyond the director’s 75th birthday.

Process for Identifying and Evaluating Nominees for Director

The Committee utilizes current Board members, management and other appropriate sources to identify potential nominees. The Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors, as discussed above, and recommends nominees for approval by the Board of Directors and shareholders. In nominating candidates, the Committee focuses on a candidate’s character, judgement, business experience, expertise and business acumen as demonstrated through such factors as it deems appropriate, including personal qualities and characteristics, experience, accomplishments and reputation in the business community and current knowledge of contacts in the communities in which the Company does business. The Company does not have a separate written policy on how diversity is to be considered in the director nominating process however diversity in viewpoints, backgrounds and experience are informally considered, as well as ability and willingness to commit adequate time to Board and committee matters. The Committee assesses the fit of potential candidates’ skills and personality with those of other directors and potential directors in creating a Board that is effective and responsive to its duties and responsibilities and that has the right composition to perform its oversight functions effectively.

The Nominating Committee will receive and consider nominee recommendations that shareholders address to the Secretary of the Company at the address listed on the first page of this proxy statement. If a shareholder wishes to nominate candidates for election at the Annual Meeting, the shareholder must comply with the procedures contained in the Company’s Bylaws, which include a requirement that the shareholder deliver or mail a notice to the Secretary of the Company not less than 120 days prior to the anniversary date of the immediately preceding Annual Meeting stating his or her name, residence address and the number of shares of the Company owned. The deadline for submitting a director nominee for inclusion in the Company’s proxy statement for its 2027 Annual Meeting is January 19, 2027. The notice must also contain the following information on each proposed nominee:

●	the name, address and age of the nominee;
●	the principal occupation of the nominee;
●	the number of shares of the Company common stock owned by the nominee; and
●	the total number of shares that, to the shareholder’s knowledge, will be voted for the nominee.

The same process is used to evaluate both Board nominees and shareholder nominees. The Chairman of the meeting will disregard any nomination made at the Annual Meeting that does not comply with the required procedure, and the judges of election will disregard any votes cast for such nominees.

Personnel and Compensation Committee

The Personnel and Compensation Committee makes recommendations to the Board regarding executive compensation. The committee, along with the Board of Directors, has formally adopted a Personnel and Compensation Committee charter setting forth its responsibilities. The charter is available on the Company’s website, at jvbonline.com, under the Investor Relations tab. Members are Gary Kelsey (Chairman), Michael Buffington, Martin Dreibelbis and Steven Sliver. Each member of the Personnel and Compensation Committee was independent, and continues to be independent, based on the heightened requirements for independence established by NASDAQ and the SEC. The Personnel and Compensation Committee meets as often as is necessary but must meet at least three times each year. The Committee met three times in 2025. None of the members of the Personnel and Compensation Committee has been an officer or employee of the Company or the Bank at any time.

Role of the Personnel and Compensation Committee

The Personnel and Compensation Committee is established to provide oversight of the Company’s human resource function and to make recommendations to the Board of Directors as deemed appropriate. The Committee is responsible for development of all proposals regarding executive compensation and for review of all active plans involving short or long-term compensation. The Committee does not have final authority on compensation proposals but must approve all compensation-related proposals (including all plan revisions) before those proposals are presented to the Board for final approval. Some of the specific responsibilities of the Committee include the following:

●	establishing an executive compensation philosophy and strategy and compensation program design and implementation;
●	determining executive benefit packages to ensure a competitive compensation and benefits package;
●	updating provisions within the Company’s incentive plan(s) for goal setting and determination as to whether targets have been met;
●	approving stock-based compensation awards under the Company’s Long-Term Incentive Plan;
●	participating in the executive selection process;
●	reviewing and approving investment strategy and options for the Company’s defined contribution (401(k)) plan;

●	considering discretionary annual performance and bonus payouts;
●	maintaining a current management succession plan;
●	engaging and directing a human resources consultant, if needed;
●	maintaining a current and effective Personnel and Compensation Committee Charter;
●	reviewing and approving the Director and Advisory Board fee schedules;
●	approving a human resource policy which governs employment practices, general and executive compensation and benefits, performance management, policies and procedures, legal compliance and workforce planning; and
●	approving employment and change in control severance agreements.

Committee Advisors/Consultants

In 2025, the Committee engaged Cherry Bekaert LLP (“CB”) to provide analysis and advice on executive compensation-related matters (including assessment of peer groups, competitive market data, and pay mix and compensation design). The Committee evaluated the independence of CB using SEC rules and NASDAQ listing standards. The Committee concluded that the work performed by CB did not raise any conflict of interest and concluded that CB is an independent committee consultant. The Company does not have a policy that limits the other services that an executive compensation consultant can perform. CB did not provide additional services in 2025 with associated fees in excess of the $120,000 SEC disclosure threshold for a consultant. During 2024, the Committee requested CB to provide:

●	advice for the establishment of performance criteria and factors for Employee Annual Incentive Plan (“EAIP”) for 2025;
●	executive compensation review of the positions of Chief Executive Officer and Chief Financial Officer. The scope of the review included a proxy statement analysis completed in the spring of 2025 (based upon proxy statements filed for 2024). The analysis encompassed reported compensation of the similarly ranked executive positions in a defined peer group that included banks of similar size and structure; and
●	advice for the establishment of market range guidelines for determination of appropriate executive stock awards.

In addition, as part of the benchmarking process, data from published surveys was used to provide a broader view of compensation practices. The market study provides for comparison of annual base rates of pay and bonus payouts on a position-by-position basis.

Philosophy/Objectives of Executive Compensation Programs

The success of our Company is dependent upon the attraction and retention of key employees. Although compensation tools and programs inevitably must be adjusted as conditions change, the Company’s compensation philosophies are designed to align with business objectives. The Company provides its executives with a mix of compensation, including base pay and the opportunity for annual short-term incentive cash awards and long-term equity awards, which is designed to reward short and long-term positive financial performance by the Company.

We believe a competitive base salary is important to attract and retain qualified executives. We believe annual performance-based bonuses are valuable in recognizing and rewarding individual achievement. Finally, we believe equity-based compensation makes executives “think like owners” and, therefore, aligns their interests with those of our shareholders. Equity-based compensation is intended to provide a strong incentive for executives to remain with the Company by linking their compensation to the return on and market value of our shares over time.

All components of executive compensation are designed to enable the Company to:

●	attract, motivate and retain results-oriented executives and key management employees;
●	tie executive compensation to shareholder return;
●	link compensation directly to the organization’s strategic objectives; and
●	reward collective and individual (as appropriate) performance contributing to the overall success of the organization.

For both the short-term and long-term incentive plans, designated performance goals:

●	are designed to align with the Company’s business objectives;
●	are chosen to reward results that increase shareholder value;
●	are targeted to achieve budgeted ratios;
●	focus on expanding the Company into new geographic markets; and
●	include a focus on organizational efficiency.

Additionally, the Company offers retirement benefits to all its employees through a defined contribution 401(k) plan with a 3% employer safe harbor contribution and an employer matching contribution. The matching contribution is designed so that all employees could receive employer contributions of up to an additional 4% of salary, based on individual salary deferral levels. We believe that this benefit is attractive to both executives and other employees. In addition, some executive officers participate in a salary continuation plan and a split-dollar life insurance benefit and are parties to a change of control severance agreement. These benefits were designed and selected to be appealing to potential and existing key employees, in comparison to those benefits offered by other banks in our general competitive geographic area.

In determining the amount of each element of executive compensation, the following key items are considered:

●	market-competitiveness within the general geographic area;
●	appropriate balance of risk/reward; and
●	company/business unit/individual performance.

The Committee believes that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. Internal controls and risk oversight provided by the Audit and Asset/Liability Management Committees, as well as internal policies and compliance standards, are designed so that no one individual can implement new products or pricing strategies, enter into material contracts or commit to investment vehicles outside established guidelines. Additionally, the ratio of variable incentive-based compensation to base salary is relatively low.

Elements of Executive Compensation

Executive compensation policies are generally in line with Company policies for all employees, including the existence of a salary range, an annual base salary review process, including consideration for merit pay adjustments and, as appropriate, inclusion of both short-term and long-term incentive compensation opportunities that focus executives on Company performance and success. The Company’s success is dependent upon its ability to attract and retain highly qualified and motivated executives. The Company endorses the philosophy that executive compensation should reflect Company performance and the contribution of such officers to that performance. Our executive compensation program is designed to support our Company’s core values and strategic objectives. Moreover, our compensation philosophy is intended to align the interests of management with those of our shareholders. The principal components of total compensation for our named executive officers are base salary, annual incentive bonus and equity-based incentives. Salary and bonus are inherently short-term compensation elements, while equity-based incentives are inherently long-term. The Committee acknowledged the shareholders’ endorsement of the Company’s executive compensation practices by their approval of the non-binding Say on Pay proposal at the 2025 Annual Meeting.

Base Salary. The Chief Executive Officer’s base pay range is established, reviewed and updated periodically by the Board, as recommended by the Personnel and Compensation Committee. Guidance is received through compensation surveys of like positions in similarly sized community financial services organizations within the established peer group provided by the Committee’s human resources consultant. Pay adjustments for the Chief Executive Officer are determined annually by the Board using this data. While no mathematical weighting formula exists, the Committee considers all other factors which it deems relevant, including the Company’s financial results, the Company’s performance relative to its peer group, the duties and responsibilities of the Chief Executive Officer, the Chief Executive Officer’s individual performance relative to written objectives established at the beginning of each year and current compensation levels, as well as the benchmark information. The Company targets salaries at the mid-range base pay of similar positions within the peer group and the market analysis. Base salary for the Chief Financial Officer is determined in the same way as the Chief Executive Officer position. The Committee generally establishes salary guidelines at levels that approximate the mid-range of the peer group. Additionally, in determining base salaries, the Committee considers the executive’s qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the executive, the executive’s past performance, competitive salary practices at companies in the peer group and internal pay equity.

Annual Incentive (Short-term). The Employee Annual Incentive Plan (“EAIP”) is designed to motivate executives to achieve favorable operating results. Awards are primarily based on overall financial performance utilizing measures such as earnings per share, return on average assets, return on average equity, asset quality and revenue growth, either individually or combined, depending on annual business objectives. Each year, the Company performance measures are established for all participants in line with budgeted expectations. Threshold, target and optimum or maximum performance measures are determined at the beginning of each year and based upon acceptable performance (threshold), budgeted performance (target) and a “stretch” performance goal (optimum or maximum).

The Personnel and Compensation Committee established performance criteria and factors for the Chief Executive Officer and the Chief Financial Officer, as well as for other participants in the EAIP for 2025. The awards schedule was designed to include threshold, target and optimum performance criteria. Earnings per Share (“EPS”) (weighted at 75%) and Return on Average Equity net of Accumulated Other Comprehensive Income (“ROAE”) (weighted at 25%) were designated as measures of performance for both categories for 2025. Both the Chief Executive Officer’s performance and the Chief Financial Officer’s performance are measured by these two performance factors. In addition, if the performance target thresholds are met, individual performance is further considered for upward or downward adjustment of the bonus amount. The threshold, target, and optimum levels of performance measures for 2025 were consistent with competitive industry performance objectives, and the Company believed the performance criteria were set at a level that created a likelihood of meeting, at minimum, the threshold levels during 2025. The target performance measures were each set at levels established in the Company’s annual budget for 2025 (EPS of $1.34 and ROAE of 8.20%), with threshold measures set at 95% of budget (EPS of $1.27 and ROAE of 7.79%) and optimum criteria (EPS of $1.47 and ROAE of 9.02%) set to reward performance significantly favorable to budget, up to 110% of target. For 2025, the Chief Executive Officer could receive an award of between 12% and 30% of base salary, subject to adjustment (+/– 50%) based on the executive’s individual performance. For 2025 the Chief Financial Officer’s incentive awards could range from 10% to 24% of base salary, subject to adjustment (+/– 50%), based upon the executive’s individual performance. Awards are determined and paid annually after the financial results for the year have been determined. The Company’s optimum range for performance was met in 2025, and personal goals relating to strategic objectives were achieved. As a result, payouts were made to the CEO and the CFO at the optimum level according to the established formulas without an adjustment.

Long-Term Incentive Program (LTIP). The Long-Term Incentive Program is designed to reward contribution to the long-term appreciation in the value of the Company. The Committee strongly supports share ownership by its executives. We believe that the ownership of shares of our stock by our management team properly aligns their financial interests with the interests of our shareholders. The potential for awards is reviewed annually, although shares will not necessarily be awarded each year, depending upon the Company’s financial performance. For a participant to receive a grant through the program, he or she must have at least a satisfactory job performance review for the year. Stock awards are considered at the regularly scheduled board meeting in February or March of each year, and if awarded, the grant date is established as the date of board approval. The LTIP allows for stock grants of various types. Since 2016, only restricted stock awards have been used to reward executive officers. The restricted stock awarded vests three years from the date of the grant, provided that the executive officer remains employed on the vesting date. During the vesting period, the executives receive the dividends earned on the stock. Ms. Barber and Mr. Wolf received 4,300 and 2,350 restricted shares, respectively, on February 18, 2025, with a fair market value of $13.23 per share on the date of the award.

Executive Benefits. Supplemental executive benefits may include a salary continuation plan, a group-term life carve-out plan and employment and/or change of control agreements, which are described below.

Tax and Accounting Impact. Although the Company considers deductibility of compensation, tax deductibility is not a primary objective of its compensation programs. Section 162(m) of the Internal Revenue Code disallows the deductibility by the Company of any compensation over $1 million per year paid to certain members of executive management. In 2025 none of the Company’s officers was compensated in an amount that would limit the deductibility by the Company of their compensation under Section 162(m).

Post-Employment Benefits

Change of Control Severance Agreement. We believe that we should provide reasonable severance benefits to our executives. These severance arrangements are intended to provide our executives with a sense of security in making the commitment to dedicate their professional career to the success of the Company. With respect to executive management, we attempt to create severance benefits that reflect the fact that it may be difficult for the executive to find comparable employment within a short period of time. Such arrangements also should disentangle the Company from the former executive as soon as practicable. For instance, while it is possible to provide salary continuation to an employee during the job search process, which in some cases may be less expensive than a lump-sum severance payment, we prefer to make a lump-sum severance payment to more cleanly sever the relationship as soon as practicable.

Our executive management and other employees have built the Company into the successful enterprise that it is today, and we believe that it is important to protect them in the event of a change in control. Further, it is our belief that the interests of shareholders will be best served if the interests of our executive management are aligned with them, and providing change in control benefits should eliminate, or at least reduce, the reluctance of executive management to pursue potential change in control transactions that may be in the best interests of shareholders. Compared to the overall value of the Company, these potential change in control benefits are relatively modest. The cash components of any change in control benefits within the existing Change of Control Severance agreements are based upon the multiple of 2.95 times base salary for Ms. Barber and 2.00 times base salary for Mr. Wolf.

Change of control arrangements for Ms. Barber and Mr. Wolf are set forth in each of their respective Change of Control Severance Agreements. Ms. Barber’s Change of Control Severance Agreement was entered into on May 22, 2008 and continues as long as Ms. Barber holds the position of Chief Operating Officer or a higher position within the Company. Mr. Wolf’s Change of Control Severance Agreement was entered into on June 1, 2022 and continues as long as Mr. Wolf is the Chief Financial Officer or holds a higher position within the Company. For purposes of the Change of Control Severance Agreements, change of control occurs when one of the following events takes place:

i)	An acquisition of securities of Juniata Valley Financial Corp. representing 24.99% or more of the voting power of the Company’s securities then outstanding;
ii)	A merger, consolidation or other reorganization of Juniata Valley Bank, except where the resulting entity is controlled, directly or indirectly, by Juniata;
iii)	A merger, consolidation or other reorganization of Juniata, except where shareholders of Juniata immediately prior to consummation of any such transaction continue to hold at least a majority of the voting power of the outstanding voting securities of the legal entity resulting from or existing after any transaction and a majority of the members of the Board of Directors of the legal entity resulting from or existing after any such transaction are former members of Juniata’s Board of Directors;
iv)	A sale, exchange, transfer or other disposition of substantially all of the assets of Juniata to another entity, or a corporate division involving Juniata; or
v)	A contested proxy solicitation of the shareholders of Juniata that results in the contesting party obtaining the ability to cast 25% or more of the votes entitled to be cast in an election of directors of Juniata.

Specific conditions that would trigger payments pursuant to Ms. Barber’s and Mr. Wolf’s contracts following a change in control are as follows:

i)	Any involuntary termination of employment (other than for cause);
ii)	Any termination of employment within 2 years after the occurrence of any of the following events for which the executive gives notice within 90 days after the event occurs and which is not corrected within 30 days;
a.	Any material reduction in salary in effect immediately prior to the change in control;
b.	Any material increase in the employee’s commute;
c.	Any material reduction in employee’s authority duties or responsibilities or those of employee’s supervisor of the employee’s budget authority; or
d.	Any material breach of employee’s employment agreement, if one exists; or
e.	Material increase in the employee’s travel time away from home in performance of his or her required duties compared to the year preceding the year in which the Change of Control occurred.

Under Section 280G of the Internal Revenue Code, a “parachute payment” to a “disqualified individual” may result in adverse tax consequences. A “parachute payment” means any payment in the nature of compensation to (or for the benefit of) a “disqualified individual” if (i) the payment is contingent on a change in the ownership of the corporation, the effective control of the corporation or in the ownership of a substantial portion of the corporation’s assets and (ii) the aggregate present value of the payments in the nature of compensation which are contingent on such change of control equals or exceeds three (3) times the “base amount”. An “excess parachute payment” means an amount equal to the excess of any parachute payment over the base amount allocated to such payment. In general, “base amount” equals the disqualified individual’s average annualized compensation, which was includible as gross income (“annual includible compensation”), for the five years preceding the tax year at issue. The statute defines the term “disqualified individual” as an individual (1) who is an employee, independent contractor, or other person specified in regulations who performs personal services for any corporation, and (2) who is an officer, shareholder, or highly compensated individual of the corporation. If the provisions of Section 280G are triggered, the paying corporation is denied any deduction for employee compensation on any excess parachute payments, and the recipient is subject to a nondeductible 20% excise tax on such excess parachute payment (in addition to income taxes).

Salary Continuation Agreement, as amended. The Bank executed a Salary Continuation Agreement with Ms. Barber in order to encourage her to remain an employee of the Bank through normal retirement age which is defined, for the purposes of this plan, as age 65. The Bank will not make any payments under this plan that would be a prohibited golden parachute payment. In addition to retirement, the plan has provisions for payment in the events of change of control and disability. Change in control means a change in the ownership or effective control of the Bank or in the ownership of a substantial portion of the assets of the Bank. Disability means the Executive: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of at least twelve months. This plan allows for payments under these circumstances as described in the section below, entitled “Potential Payments Upon Termination or Change in Control”.

Group Term Carve-out Plan – Bank-owned Life Insurance. The Bank purchased a life insurance policy which insures the life of Ms. Barber. Under the Group Term Carve-Out Plan, Ms. Barber’s beneficiaries will receive benefits in the event of her death as follows:

●	If death occurs prior to termination of employment, the beneficiary will receive three times Ms. Barber’s annual salary up to a maximum of $603,000.
●	If death occurs after termination of employment, if Ms. Barber has achieved a vested insurance benefit, as defined in the Group Term Carve-Out Plan, her beneficiary will receive two times her base annual salary, subject to the same limits as noted above.

The Bank is the sole owner and the direct beneficiary of death proceeds in excess of those allocated to Ms. Barber’s defined beneficiary. Any benefit qualifying as an excess parachute payment as defined in the Internal Revenue Code would be forfeited in the amount of the excess. Single-premium payments for this program were paid in 2007 in the amount of $296,000 and in 2025 in the amount of $481,456.

Executive Compensation Tables

The following tables and narratives describe the compensation of the Company’s named executive officers, Ms. Barber and Mr. Wolf (the “Named Executive Offices” or “NEOs”).

2025 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(4) ($)	Option Awards ($)	Non-Equity Incentive Plan Comp- ensation(1) ($)	Change in Pension value and Non-qualified Deferred Compensation earnings(2) ($)	All Other Comp- ensation(3) ($)	Total

Marcie A.
Barber
President	2025	$ 432,630	$ -	$ 56,889	$ -	$ 129,789	$ -	$ 34,955	$ 654,263
and Chief	2024	392,799	-	37,050	-	81,460	-	33,586	544,895
Executive Officer	2023	370,564	-	56,550	-	68,942	326	31,902	528,284

Michael W.
Wolf,
Executive Vice	2025	$ 265,482	$ -	$ 31,091	$ -	$ 63,716	$ -	$ 25,136	$ 385,425
President and	2024	243,359	-	20,995	-	40,464	-	21,704	326,522
Chief Financial	2023	231,771	-	32,338	-	39,831	-	19,378	323,318
Officer

(1)	Amounts shown represent awards paid to executives in the following year, for performance achievements in the stated year.
(2)	Amounts shown represent changes in the liability recorded for the salary continuation plan for Ms. Barber.
(3)	For each of the NEOs “All Other Compensation” for each of the Named Executive Officers includes a matching and safe-harbor employer contributions to the Company’s defined contribution 401(k) plan, dividends on restricted stock and imputed income on split-dollar insurance policies.
(4)	Amounts represent the award date fair values of time-based restricted shares that vest three years from the date of the award. Fair value is determined as the closing trade price of the Company’s stock on the trading day immediately preceding the award.

Compensation described in the table above is paid according to the terms described in the preceding section entitled “Elements of Executive Compensation”.

The following table compares the compensation reported and the compensation actually paid to Ms. Barber, the Company’s principal executive officer, or “PEO”, for fiscal year 2023, 2024 and 2025 to (i) the average compensation reported for, and paid to, the NEOs, excluding Ms. Barber; (ii) the value of a $100 investment in the Company’s stock made on January 1; and (iii) the Company’s net income:

Pay Versus Performance
Year	Summary Compensation Table (SCT) Total for PEO	Compensation Actually Paid to PEO	Average SCT Total for non-PEO NEOs	Average Compensation Actually Paid to non-PEO NEOs	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Income
2025	$ 654,263	$ 664,523	$ 385,425	$ 390,956	$108.41	$ 7,982,740
2024	544,895	547,224	326,522	327,550	100.65	6,228,575
2023	528,284	501,839	323,318	315,475	82.44	6,595,938

Ms. Barber is the PEO for 2023, 2024 and 2025. Her Compensation Actually Paid amount includes the following adjustments for 2023 change in current year grant fair value (“FV”) of ($11,136), change in FV of unvested restricted shares during the year of ($15,960) and change in FV of vested restricted shares during the year of $651. Her Compensation Actually Paid amount includes the following adjustments for 2024, change in current year grant FV of $2,010, change in FV of unvested restricted shares during the year of ($194) and change in FV of vested restricted shares during the year of $513. Her Compensation Actually Paid amount includes the following adjustments for 2025 change in current year grant fair value (“FV”) of $3,311, change in FV of unvested restricted shares during the year of $6,350 and change in FV of vested restricted shares during the year of $599.

Mr. Wolf is the only non-PEO NEOs for 2023, 2024 and 2025. His Compensation Actually Paid amount includes the following adjustments for 2023 change in current year grant FV of ($6,368) and change in FV of unvested restricted shares during the year of ($1,475). His Compensation Actually Paid amount includes the following adjustments for 2024, change in current year grant FV of $1,139 and change in FV of unvested restricted shares during the year of ($111). His Compensation Actually Paid amount includes the following adjustment for 2025, change in current year grant fair value FV of $1,810, change in FV of unvested restricted shares during the year of $3,616 and change in FV of vested restricted shares during the year of $105.

2025 Outstanding Equity Awards at Year-End

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Marcie A. Barber	2/18/2025	-	-	-	-	-	4,300	$ 60,200	-	-
	2/20/2024	-	-	-	-	-	3,000	$ 42,000	-	-
	2/21/2023	-	-	-	-	-	3,480	$ 48,720	-	-

Michael W. Wolf	2/18/2025	-	-	-	-	-	2,350	$ 32,900	-	-
	2/20/2024	-	-	-	-	-	1,700	$ 23,800	-	-
	2/21/2023	-	-	-	-	-	1,990	$ 27,860	-	-

Vesting information for restricted stock awards in table above:

Ms. Barber

In 2023, Ms. Barber was awarded 3,480 restricted shares which fully vested on February 20, 2026. In 2024 and 2025, she was awarded 3,000 and 4,300 restricted shares, respectively, which will fully vest on February 19, 2027 and February 17, 2028, respectively.

Mr. Wolf

In 2023, Mr. Wolf was awarded 1,990 restricted shares which fully vested on February 20, 2026. In 2024 and 2025, he was awarded 1,700 and 2,350 restricted shares, respectively, which will fully vest on February 19, 2027 and February 17, 2028, respectively.

When the Company makes grants of equity awards, including options, it does so after the release of material non-public information, allowing the market 2 – 3 weeks to review earnings information before the Company makes the grants.

Potential Payments upon Termination and Golden Parachute Compensation Table

The following tables reflect the amount of compensation payable to each of the Named Executive Officers in the event of voluntary or involuntary termination of employment with the Company due to the scenarios described below, assuming such termination had occurred on December 31, 2025.

Potential Payments as of December 31, 2025
Executive	Termination Due to Retirement (5)	Termination Due to Death	Termination Due to Disability	Voluntary Termination	Termination by Company with Cause	Termination by Company without Cause - Before Change in Control	Termination by Company without Cause - Upon or After Change in Control
Marcie A. Barber
Cash ($)
Salary Continuation Agreement (1)	$ 300,000	$ 300,000	$ 300,000	$ 300,000	$ 300,000	$ 300,000	$ 300,000
Group Term Carve-out Plan (2)	603,000	603,000	603,000	603,000	-	603,000	603,000
Equity ($)
Value of Awards (3)	-	-	-	-	-	-	150,920
Pension/NQDC ($)	-	-	-	-	-	-	-
Perquisites and Benefits ($)	-	-	-	-	-	-	-
Change of Control Severance Agreement (4)	-	-	-	-	-	-	1,106,842
Tax Reimbursement ($)	-	-	-	-	-	-	-
Total ($)	$ 903,000	$ 903,000	$ 903,000	$ 903,000	$ 300,000	$ 903,000	$ 2,160,762

Michael W. Wolf
Cash ($)
Salary Continuation Agreement	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Group Term Carve-out Plan	-	-	-	-	-	-	-
Equity ($)
Value of Options	-	-	-	-	-	-	-
Value of Awards (3)	-	-	-	-	-	-	84,560
Pension/NQDC ($)	-	-	-	-	-	-	-
Perquisites and Benefits ($)	-	-	-	-	-	-	-
Change of Control Severance Agreement (4)	-	-	-	-	-	-	479,025
Tax Reimbursement ($)	-	-	-	-	-	-	-
Total ($)	$ -	$ -	$ -	$ -	$ -	$ -	$ 563,585

(1) Salary Continuation Agreement

Ms. Barber’s Salary Continuation Agreement, executed in 2007, provides for an annual retirement benefit of $20,000 for a period of 15 years if vesting requirements are met. Ms. Barber has reached the age of 65 and is fully vested in the benefit under all scenarios.

(2) Group Term Carve-out Plan

Ms. Barber’s Group Term Carve-out Plan became effective in 2007. Ms. Barber’s beneficiary would be entitled to a death benefit of three times base salary, up to a maximum of $603,000 in the hypothetical case of her death at December 31, 2024. Other scenarios of retirement, disability, termination and change of control reduce the death benefit to two times her salary, with the maximum amount receivable being $603,000.

(3) Value of Options and Awards

The value of the accelerated vesting of restricted shares (as defined by the Company’s 2016 LTIP or their individual change of control agreements) is computed using the market value of the Company’s stock as of December 31, 2025, as of which date the closing price was $14.00.

(4) Change of Control Severance Agreement

A severance payment is triggered by Ms. Barber’s Change of Control Severance Agreement only in the event of a change of control followed by termination of her employment as discussed under “Post Employment Benefits – Change of Control Severance Agreement” above. If the Company had terminated Ms. Barber’s employment as a result of a change of control on December 31, 2025, her contract provides her with a severance benefit equal to 2.95 times her average compensation for the most recent five years. The payment would have been payable in a lump sum within 30 days of her termination date. Restrictive covenants within the Change of Control Severance Agreement include non-competition and non-solicitation provisions. Upon termination of employment that results in the payment of severance compensation, Ms. Barber is not permitted to become engaged in the banking business for a period of two years after termination within a 40 mile radius of Mifflintown, Pennsylvania; nor is she permitted to solicit employees or customers for a period of one year after termination.

A severance payment is triggered by Mr. Wolf’s Change of Control Severance Agreement only in the event of a change of control followed by termination of his employment as discussed under “Post Employment Benefits – Change of Control Severance Agreement” above. If the Company had terminated Mr. Wolf’s employment on December 31, 2025 as a result of a change of control, his contract provides him with a severance benefit equal to 2.00 times his average compensation for the most recent three years. The payment would have been payable in a lump sum within 30 days of his termination date. Restrictive covenants within the Change of Control Severance Agreement include non-competition and non-solicitation provisions. Upon termination of employment that results in the payment of severance compensation, Mr. Wolf is not permitted to become engaged in the banking business for a period of two years after termination within a 40 mile radius of Mifflintown, Pennsylvania; nor is he permitted to solicit employees or customers for a period of one year after termination.

(5) Retirement

Ms. Barber qualifies for the benefits payable at “retirement” as defined in each of the benefit plans included in the table.

Compensation Committee Interlocks and Insider Participation

There are no Compensation Committee interlocks that would require disclosure under applicable proxy rules. Members of the Personnel and Compensation Committee are Gary Kelsey - Chairman, Michael Buffington, Martin Dreibelbis and Steven Sliver. None of the members of the Committee is an officer or former officer of the Company or had any related party transactions with the Company that were required to be disclosed in this document.

PROPOSAL 2

NON-BINDING SAY ON PAY PROPOSAL TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

Pursuant to Section 14a of the Securities Exchange Act (15 U.S.C. 78 n-1), Juniata is providing its shareholders with the opportunity to vote on an advisory (non-binding) resolution at this year’s Annual Meeting to approve Juniata’s executive compensation as described in this proxy statement, as contained in the tabular disclosures of the Named Executive Officers’ compensation (“Compensation Tables”), and other related information in this proxy statement. This proposal, commonly known as a “Say on Pay” proposal, gives shareholders the opportunity to approve or not approve Juniata’s executive pay program. Because the shareholder vote is not binding, the outcome of the vote may not be construed as overruling any decision by Juniata’s Board of Directors or Personnel and Compensation Committee regarding executive compensation. At the 2024 Annual Meeting, the shareholders voted to recommend that Juniata hold a Say on Pay vote annually. Shareholders are entitled to vote to recommend the frequency at which Juniata should hold a Say on Pay vote every six years. The next such vote will take place at the 2030 Annual Meeting.

Juniata’s executive compensation philosophy and program are intended to achieve three objectives: align interests of the Executives with shareholder interests; link the Executives’ pay to performance; and attract, motivate and retain executive talent. Juniata’s executive compensation program currently includes a mix of base salary, incentive bonus, equity based compensation, retirement plan, health plans and other benefits. Juniata believes that its compensation program, policies and procedures are reasonable and appropriate and compare favorably with the compensation programs, policies and procedures of its peers.

The Board recommends that shareholders, in a non-binding proposal, vote “FOR” the following resolution:

“Resolved, that the compensation paid to Juniata’s Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of SEC Regulation S-K, the Compensation Tables and any related material contained in the Proxy Statement, is hereby APPROVED.”

Approval of the non-binding resolution regarding the compensation of the Named Executive Officers would require the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the determination as to whether the proposal is approved.

Because your vote is advisory, it will not be binding upon Juniata. However, Juniata’s Personnel and Compensation Committee and Board will take into account the outcome of the vote when considering future executive compensation arrangements, but no determination has been made as to what action the Personnel and Compensation Committee or Board might take if shareholders do not approve this advisory proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 3

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE JUNIATA VALLEY FINANCIAL CORP. 2016 LONG-TERM INCENTIVE PLAN IN THE FORM OF THE 2026 PLAN

On February 26, 2026 the Company’s Board of Directors approved and adopted the Juniata Valley Financial Corp. 2026 Long-Term Incentive Plan (the “2026 Plan”) in the form attached hereto as Exhibit B. The Company is seeking shareholder approval of the 2026 Plan, which amends and restates Juniata’s prior long-term incentive plan, the 2016 Long-Term Incentive Plan of Juniata Valley Financial Corp. (the “2016 Plan”).  The proposed 2026 Plan:

●	Continues to allow the Company to grant stock appreciation rights, performance restricted shares, restricted stock awards and stock awards, and qualified and non-qualified stock options; and

●	Allows the Company, in the event it acquires another company, to grant an award under the 2026 Plan to newly acquired employees in substitution for options they may have held in such company pre-acquisition.

The 2026 Plan is subject to approval by the shareholders at this annual meeting. The Board of Directors recommends that shareholders approve the 2026 Plan.

If approved by the shareholders, the 2026 Plan will become effective as of May 19, 2026, and will apply to awards made after the effective date. Until approved, the 2016 Plan continues to operate in its current, unamended, form. If shareholders approve the amendment, the awards previously granted under the 2016 Plan will remain outstanding under the terms and conditions of the 2016 Plan.

The material terms of the 2026 Plan are summarized below. The summary is not intended to be a complete description of the 2026 Plan and is qualified in its entirety by the actual text of the 2026 Plan.

Summary of Material Features of the 2026 Plan

General

The 2026 Plan provides that awards may be granted in any of the following forms:

●	incentive stock options;
●	nonqualified stock options;
●	stock appreciation rights;
●	performance restricted shares;
●	restricted stock awards; and
●	stock awards.

The 2026 Plan authorizes up to 300,000 shares of common stock for issuance, subject to adjustment as described below. The number of shares of common stock reserved for issuance under the 2026 Plan is reduced, on a one-for-one basis, for each share of common stock subject to a grant made pursuant to the 2026 Plan. If and to the extent any such grants terminate, expire or are cancelled, forfeited, exchanged or surrendered without having been exercised, earned or otherwise become vested, the shares subject to such awards will become available again for issuance under the 2026 Plan. If any shares of common stock are tendered or withheld in payment of the exercise price of any stock option or withheld for purposes of satisfying a tax withholding obligations with respect to an award, or if shares of stock are repurchased by the Company that were allocated to the 2026 Plan, such shares will be available for re-issuance under the 2026 Plan.

The 2026 Plan restricts the maximum number of shares of common stock that can be granted, in any form, to any one participant, to 25,000 shares per calendar year. In addition, the Company may not make grants covering more than 50,000 shares of common stock, in the aggregate across all participants, in any one calendar year. The foregoing limitations are subject to adjustment as described below. In the event of the Company’s acquisition of any other Company, outstanding stock options with respect to stock of the acquired Company may be assumed or replaced with awards under the 2026 Plan. Outstanding options that are assumed or replaced by awards under the 2026 Plan in connection with an acquisition will reduce the 2026 Plan’s share reserve described above.

The Board of Directors believes the 2026 Plan is a critical aspect of the Company’s compensation. The purpose of the 2026 Plan is to provide incentives to recruit, retain and motivate eligible persons whose present and potential contributions are important to the Company’s success.

Administration

The 2026 Plan is administered and interpreted by the Personnel and Compensation Committee of the Board or the full board, except that the Board administers the 2026 Plan as it relates to grants of awards to non-employee directors. Plan-related decisions and actions taken by a majority of such Board or Committee members, as applicable, are final and binding. The Board has the discretionary authority to make plan-related determinations and interpretations and to take such action in connection with the 2026 Plan and any awards granted under the 2026 Plan as it deems necessary or advisable.

Eligibility for Participation

Participation is limited to officers of the Company and its wholly-owned subsidiaries, other key employees of the Company and of the Company’s wholly-owned subsidiaries designated by the Board, and non-employee directors. In the event the Company or one of its subsidiaries acquires another corporation, or the assets thereof, by merger or other form of acquisition, the Board, in its discretion, may grant an award under the 2026 Plan to such newly acquired employees in substitution for the options they held pre-acquisition. The terms and conditions of any awards so granted or assumed may vary from the terms and conditions set forth in the 2026 Plan to the extent the Board may deem appropriate to conform, in whole or in part, to the provisions of the options being granted or assumed.

Awards

Under the terms of the 2026 Plan, the Board may award stock options that are either intended to qualify as incentive stock options within the meaning of Section 422 of the Code (“ISOs”) or nonqualified stock options that are not intended to so qualify (“NQSOs”), as well as stock appreciation rights (“SARs”), performance restricted shares, restricted stock awards (“Restricted Stock”) and stock awards, or any combination of the foregoing, to eligible participants.

Stock Options. The Board fixes the exercise price for each stock option on the date of grant. The per share exercise price of any stock option award are not to be less than the fair market value, as defined in the 2026 Plan, of a share of common stock on the date of grant.

If the recipient of an ISO holds more than 10% of the total combined voting power of all classes of outstanding stock of the Company or a subsidiary, the exercise price per share of an ISO awarded to such person must be at least 110% of the fair market value of a share of common stock on the date of grant. To the extent that the aggregate fair market value of shares of common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a participant during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs for tax purposes.

The Board also determines the exercise period of each stock option. The exercise period may not begin earlier than six (6) months after the date of the grant of the option nor end later than ten (10) years from the date of grant and, if the recipient of an ISO is a participant who holds more than 10% of the combined voting power of all classes of outstanding stock of the Company or a subsidiary, the exercise period for such ISO may not exceed five (5) years from the date of grant. Unless determined otherwise by the Board, 20% of the shares subject to each option will vest on each annual anniversary date of the date of the grant of the option; provided, however, that, if the participant is age 55 or older on the date of the grant of the option, 33 1/3% of the shares subject to each option shall vest on each annual anniversary date of the date of grant of option. The Board has the power to permit in its discretion an acceleration of the previously determined exercise terms, subject to the terms set forth in the 2026 Plan, under such circumstances and upon such terms and conditions as the Board deems appropriate.

Unless otherwise provided by the Board in the option agreement, options held by a participant at termination of employment will be exercisable as set forth in the 2026 Plan and/or in the applicable option agreement.

The exercise price for the shares as to which an option is exercised is to be paid to the Company in full on or within ten (10) days after the date of exercise, in the form elected by the shareholder as provided in the 2026 Plan. Stock acquired by the Participant which is identified as having been obtained through an ISO under the 2026 Plan and still subject to ISO holding requirements as defined in the Internal Revenue Code (the “Code”) may not be tendered in payment of the option price.

Stock Appreciation Rights (SARS). SARs are granted in tandem with stock options. SARs may be granted either concurrently with the grant of stock options or, if the related stock option is a NQSO, at any time after grant of such option, but prior to its complete exercise, termination, expiration or cancellation. SARs are granted at fair market value. SARs are exercisable under the same terms and conditions as the stock option to which they relate, but are only exercisable when the fair market value of the shares subject to the SAR exceeds the option price of the related stock option. Upon exercise of an SAR, the Company, at the Board’s discretion, will pay the holder the excess of the fair market value of the underlying common stock over the exercise price of the option, to be paid in shares of common stock (valued at fair market value on the date of exercise) or in cash, or a combination of the two, as determined by the Board, in its discretion. Upon exercise of the SAR, both the SAR and the related stock option are cancelled as to the exercised portion of those grants.

Performance Restricted Shares. Performance Restricted Shares may be granted by the Board to a participant, contingent upon the participant earning such shares by virtue of the Company meeting established “performance measures” during a specified “performance period,” each as set by the Board. Performance Restricted Shares may also be subject to completion of an applicable vesting period. Performance measures applicable to Performance Restricted Shares may include, but are not limited to, specific goals related to the Company’s financial performance. The Board will determine a performance schedule under which the number of Performance Restricted Shares earned may be less than (including zero), equal to, or greater than the number of Performance Restricted Shares granted, based on the Company’s performance. The Board may adjust the performance measures and performance period for significant, unforeseen events except with respect to a grant to a “covered employee” as defined in Section 162(m) of the Code.

Participants receive cash dividends made on the common stock during the performance period, whether or not the Performance Restricted Shares are earned, and the participant may exercise all voting rights with respect to Performance Restricted Shares. The number of Performance Restricted Shares actually earned at the end of the performance period and that vest may not exceed 300% of the Performance Restricted Shares contingently granted.

A participant must remain employed through the last day of the performance period in order for Performance Restricted Shares to vest. Before the end of the performance period, termination of employment will result in the forfeiture of any Performance Restricted Shares still subject to restriction; provided, however, that, if termination is by reason of death, disability, or retirement after the completion of employment during one year of the performance period, the participant will earn a portion of the Performance Restricted Shares, as provided in the 2026 Plan. Additionally, if Participant’s employment is terminated under special circumstances, the Board may, in its discretion, waive any remaining restrictions.

Restricted Stock Awards. Restricted Stock Awards may be made to officers, key employees and non-employee directors and are to be used for purposes of recruitment, recognition and retention of key employees. Restricted stock awards are subject to a restriction period, as determined by the Board, during which they may not be transferred and are subject to forfeiture. Termination of employment will result in the forfeiture of any Restricted Stock Awards still subject to restriction; provided, however, that, if termination is by reason of death, disability, or retirement after the completion of employment during one year of the restriction period, the restrictions will lapse on a portion of the Restricted Shares, as provided in the 2026 Plan. Additionally, if Participant’s employment is terminated under special circumstances, the Board may, in its discretion, waive any remaining restrictions.

Stock Awards. Stock Awards may be made to officers and key employees and are to be used for purposes of recruitment, recognition and retention of key employees.

Adjustment Provisions

SARs, Performance Restricted Shares, Restricted Stock Awards and Stock Awards are subject to adjustment as to the number and price of shares of common stock or other considerations subject to such grants for changes in the outstanding common stock or in the Company’s capital structure by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of grant. The Board also has discretion, in the event of any merger or consolidation of the Company with or into any other corporation, or the merger or consolidation of any other corporation with or into the Company or the sale of all or substantially all of the assets of the Company, or an offer to purchase made by a party other than the Company to all shareholders of the Company for all or any substantial portion of the outstanding stock, to amend all outstanding awards to permit the exercise of all such awards prior to the effectiveness of any such merger, consolidation, or sale or the expiration of any such offer to purchase and to terminate such awards as of such effectiveness or expiration.

Exercise in event of Change in Control

In the event of any change in control of the Company, as such term is defined in the 2026 Plan: (i) all stock options granted under the 2026 Plan that are then outstanding shall immediately become exercisable without regard to their otherwise established exercise period; (ii) all Performance Restricted Shares will be deemed to have been earned at the maximum level for any performance period not yet completed as of the effective date of the change in control, and all shares of common stock converted from Performance Restricted Shares that have not yet vested shall immediately vest; and (iii) all restrictions applicable to Restricted Stock Awards shall lapse as of the date of such change in control.

Amendment and Termination of the 2026 Plan

The Board may modify, amend, or terminate the 2026 Plan at any time except that, to the extent then required by applicable law, rule, or regulation, approval of the holders of a majority of shares of common stock represented in person or by proxy at a meeting of the shareholders will be required to increase the maximum number of shares of common stock available for distribution under the 2026 Plan (other than increases due to adjustments in accordance with the 2026 Plan). No modification, amendment, or termination of the 2026 Plan shall adversely affect the rights of a participant under a grant previously made to the participant without the consent of such participant. The 2026 Plan will terminate on May 19, 2036, unless the 2026 Plan is terminated earlier by the Board.

New Plan Benefits

Awards to participants under the Amended Plan are indeterminable at this time because they are subject to the Board’s discretion. As a result, it is currently not possible to predict the number of shares of common stock that will be awarded or who will receive awards under the Amended Plan after the Annual Meeting. However, it is anticipated that approximately 25 individuals, including the Company’s Chief Executive Officer, may receive awards for 2026 under the Amended Plan.

The table below sets forth the value of benefits that would have been received or allocated to each of the following persons or groups, in each case, under the 2026 Plan with respect to the 2025 fiscal year if the 2026 Plan had been in effect and the 2016 Plan had not been in effect, in each case, based on awards made under the 2016 Plan. These awards are not necessarily indicative of awards the Company may grant in the future. As of December 31, 2025, the closing price of the Company’s common stock was $14.00

Position	Dollar Value	Number of Shares
Marcie Barber, President and CEO	$69,032	4,945
Michael Wolf, CFO - Executive Officer	36,087	2,585
Non-Executive Officer Director Group	13,639	977
Non-Executive Officer Employee Group	87,948	6,300

The last sales price of the Company’s common stock on February 13, 2026 was $13.96 per share.

Equity Compensation Plan Information

The following table provides information concerning securities to be issued upon the exercise of outstanding equity-based awards as of December 31, 2025.

	Number of securities to be	Weighted-average	Number of securities
	issued upon exercise of	exercise price of	remaining available for
	outstanding options,	outstanding options,	future issuance under
Plan Category (1), (2)	warrants and rights	warrants and rights	equity compensation plans
Approved by security holders	34,380	$13.96	190,005

(1)	This table does not include the 300,000 shares to be reserved for issuance under the 2026 LTIP if shareholders approve the 2026 LTIP at the May 19, 2026 Annual Meeting.
(2)	The Company does not have any equity plans that have not been approved by shareholders.

Federal Income Tax Consequences

The U.S. Federal income tax consequences to the participants and the Company arising with respect to awards under the 2026 Plan will depend on the type of award. The following provides only a general description of the application of federal income tax laws to awards granted under the 2026 Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2026 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws.

From the recipients’ standpoint, as a general rule, ordinary income will be recognized by the participant at the time of delivery of actual shares of common stock upon exercise of an option in an amount equal to the excess of the value of the stock delivered over the exercise price. Subsequent appreciation on shares of common stock held beyond the ordinary income recognition event will be taxable at capital gains rates (long-term or short-term depending on the holding period) when the shares of common stock are sold. As a general rule, the Company will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and the Company will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient.

An exception to the general rule may arise. If an employee exercises a stock option that qualifies as an ISO, no ordinary income will be recognized on exercise, and the Company will not be entitled to any tax deduction, if shares of common stock acquired upon exercise of such ISO are held until the greater of one year from the date of exercise or two years from the date of grant;

The Company will require that participants pay to the Company at exercise an amount necessary to satisfy any federal, state or local tax withholding obligations with respect to awards under the 2026 Plan. A participant may satisfy the withholding obligation, in whole or in part, by electing to have the Company withhold shares of stock (otherwise issuable upon the exercise of an option) having a fair market value equal to the amount required to be withheld. An election by a participant to have shares withheld for this purpose shall be subject to the following restrictions: (i) it must be made prior to the date on which the amount of tax to be withheld is determined; (ii) it shall be irrevocable; (iii) it shall be subject to disapproval by the Board; and (iv) it shall be ineffective if the effect of such election is to cause a violation of any regulation of the Securities and Exchange Commission.

Vote Required for Approval

The affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote is required to approve a resolution to adopt the 2026 Plan as follows:

RESOLVED, that the shareholders hereby approve the adoption of the 2026 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3.

Director Compensation

Presented below is data concerning the compensation of non-employee members of the Company’s Board of Directors for the year 2024.

2025 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Non-qualified Deferred Compensation earnings ($)	All Other Compensation(2) ($)	Total ($)

Michael A. Buffington	26,200	1,402	-	-	-	296	27,898

Christina Calkins-Mazur	26,400	1,310	-	-	-	120	27,830

Martin L. Dreibelbis	33,300	1,799	-	-	1,828	325	37,252

John P. Henry IV	15,550	-	-	-	-	-	15,550

Gary E. Kelsey	26,800	1,416	-	-	-	281	28,497

Joseph B. Scarnati III	25,600	1,389	-	-	-	195	27,184

Steven C. Sliver	28,000	1,455	-	-	-	138	29,593

Bradley Wagner (3)	9,300	-	-	-	-	147	9,447

(1)	Stock awards reflect the value at award date of restricted stock awards. Restricted stock awarded to directors in 2024 are subject to a three year cliff-vesting period, during which the recipient receives dividends and has voting rights.
(2)	Other compensation includes dividends received on restricted stock.
(3)	Mr. Wagner did not stand for reelection to the Board of Directors at the Annual Meeting of Shareholders on May 20, 2025 due to expanded professional commitments.

Each non-employee director is paid an annual fee of $21,000 for attendance at a minimum of 10 regularly scheduled meetings per year, with the Chairman receiving an additional $500 per meeting. Additionally, all non-employee directors also received $300 per meeting ($500 if Audit Committee chairman or $400 if other committee chairman) to attend committee and special meetings of the Board. These fees are included in the column titled “Fees Earned or Paid in Cash.” In addition to these fees, the Company provides benefits to the directors under the two other non-qualified plans described below. The amount listed in the column titled Nonqualified Deferred Compensation Earnings” includes the aggregate increase in carrying value during 2025 for the plans in which each director participates.

Director’s Retirement Plan. In January 2001, the Company established a retirement program for then-current non-employee directors.  The plan provides for a target retirement benefit of $8,500 per year for 10 years beginning at age 65, or, if later, when the director has completed 10 years of credited service (as defined in the plan) with the Board. The retirement benefit for each participating director accrues over his or her remaining projected period of service until he or she reaches age 65 or completes 10 years of credited service.  Lesser benefits are payable in the event of the director’s death, disability, or other termination (except terminations caused by the director’s fraud or dishonesty). Of the directors that served during 2025, only Mr. Dreibelbis participated in the plan.

Split Dollar Life Insurance. In 2001, the Bank purchased split-dollar life insurance policies on each of the then-current directors. Participants who remain on the Board until age 65 or later will be eligible to retain $25,000 of life insurance coverage for the rest of their lives. The eligible directors are not required to pay premiums on the life insurance policy but will have the imputed value of the insurance coverage included in their taxable income. Of the directors that served during 2025, only Mr. Dreibelbis participated in the plan.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and change in ownership with the SEC. Directors, executive officers, and other 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms or filings of such forms on Edgar or on written representations from certain reporting persons that no Form 5’s were required for those persons, the Company believes that during 2025 all filing requirements under Section 16(a) applicable to its directors and executive officers were met in a timely manner.

Stock Ownership by Management and Beneficial Owners

No individual, group or business owns of record more than five percent of the Company’s stock. The following table shows the number of shares of common stock beneficially owned by each of the Company’s Directors and Named Executive Officers and of all the Directors and Officers as a group as of February 27, 2026. Common stock is the only class of equity securities of the Company that is outstanding.

Insider Trading Policy

The Company maintains an Insider Trading Policy and procedures governing the purchase, sale and/or other dispositions of the Company’s securities by directors, officers and employees that the Company believes are reasonably designed to promote compliance with insider trading laws, rules and regulations. In addition, it is the Company’s policy to comply with applicable securities and state laws, including insider trading laws, when engaging in transactions in the Company’s securities. A copy of the Company’s Insider Trading Policy was filed as Exhibit 19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Outstanding common stock
Marcie A. Barber	53,887		1.07%
Michael A. Buffington	4,359		*
Christina Calkins-Mazur	6,303	(1)	*
Martin L. Dreibelbis	10,245	(1)	*
John P. Henry IV	1,983		*
Gary E. Kelsey	15,740		*
Joseph B. Scarnati III	6,386		*
Steven C. Sliver	3,334		*
Michael W. Wolf	11,643		*
Directors & Executive Officers as a group	113,880		2.26%	(2)

*       Indicates ownership of less than 1.00% of the outstanding common stock.

(1)	Includes shares held jointly with spouse as follows: Mr. Dreibelbis, 7,412 shares, and Mrs. Calkins-Mazur, 1,314 shares.
(2)	Based on the total shares outstanding plus the number of shares underlying exercisable stock options of all directors and officers as a group. Included in the beneficial ownership amounts is restricted stock that has been awarded to each director and executive officer. Those restricted shares are in various stages of vesting. During the vesting period, the restricted stock can be voted by the owner.

Other Matters

Shareholder Proposals for the 2027 Annual Meeting of Shareholders

Shareholder proposals intended to be considered for inclusion in the Company’s Proxy Statement and form of proxy for the 2027 Annual Meeting must be received by the Company’s Secretary at the Company’s registered address at Juniata Valley Financial Corporation, Bridge and Main Streets, Mifflintown, Pennsylvania no later than December 7, 2026 and must satisfy the other requirements of the Bylaws and Rule 14-8 under the Exchange Act.  Shareholder proposals received after that date will be considered untimely and may not be brought before the 2027 Annual Meeting.

Pursuant to Juniata’s Bylaws, shareholders desiring to submit a nominee for director at the 2027 Annual Meeting who desire for the nominee to be included in Juniata’s proxy materials for the 2027 Annual Meeting must provide notice to the Company no later than January 19, 2027 and comply with the other requirements of the Bylaws. In addition, if a shareholder intends to solicit proxies in support of director nominees, other than the Company’s nominees, SEC Rule 14a-19 requires that you give notice to Juniata no later than March 20, 2027. You must also comply with the additional requirements of Rule 14a-19(b).

If any shareholder proposals are properly submitted for action at the 2027 Annual Meeting after February 20, 2027, any proxy given pursuant to this solicitation will be voted on such matters in the discretion of the proxyholders named on the proxy card, as permitted by the Securities Exchange Act of 1934, as amended. No such proposals have been submitted as of the date of this document.

The presiding officer of the Annual Meeting may refuse to permit any proposal to be made at an Annual Meeting by a shareholder who has not complied with all of the governing Bylaw procedures and SEC requirements, including receipt of the required notice by the corporate secretary for the Company by the date specified. If a shareholder proposal is received by the Company after the required notice date but the presiding officer of the meeting nevertheless permits such proposal to be made at the Annual Meeting of shareholders, the proxies appointed by the Company may exercise discretionary authority when voting on such proposal.

If the date of our next Annual Meeting is advanced or delayed more than 30 days from the anniversary of the 2026 Annual Meeting, we will promptly inform you of the change of the Annual Meeting and the date by which shareholder proposals and nominees must be received.

Other Business

At the date of this proxy statement, we are not aware of any business to be presented at the Annual Meeting other than as set forth in the notice of the meeting. If other proposals are properly brought before the Annual Meeting but fail to meet requirements to be included in the proxy statement, the proxy holders named in the enclosed proxy card will vote your shares in accordance with their best judgment.

Independent Registered Public Accounting Firm

The Audit Committee engaged Crowe, LLP (“Crowe”) as the Company’s independent registered public accounting firm for and with respect to the year ending December 31, 2025 and has been selected by the Audit Committee as the Company’s independent registered public accounting firm for 2026. A representative of Crowe is expected to be virtually present at the Annual Meeting. That representative will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

It is the policy of the Company that the Audit Committee pre-approve all audit and non-audit services performed by the independent auditors. Before any services are provided, the Audit Committee is informed that such services are necessary and is advised of the estimated costs of such services. In 2025 and 2024, all audit and non-audit services, if any, performed by Crowe were approved in advance pursuant to this policy. The Audit Committee has determined that the performance by Crowe of the preparation of tax returns and advice on SEC accounting issues is compatible with maintaining that firm’s independence. The Company has paid the following fees to Crowe in the last two years:

Year	Audit Fees (1)	Audit-Related Fees	Tax Fees (2)	All Other Fees
2025	$245,585	$-	$28,500	$-
2024	305,972	-	33,225	-
(1)	Includes professional services rendered for the audit of the Company’s annual consolidated financial statements and review of financial statements included in Quarterly Reports on Form 10-Q, the issuance of a consent and the review of documents filed with the SEC, including out-of-pocket expenses.
(2)	Tax fees include the following: preparation of state and federal tax returns, tax consulting, tax advice and tax planning.

Annual Report on Form 10-K

Shareholders can obtain a copy of our 2025 Annual Report on Form 10-K free of charge by sending a written request to Michael Wolf, Executive Vice President/Chief Financial Officer, Juniata Valley Financial Corp., P.O. Box 66, Mifflintown, PA  17059.

Important Notice Regarding The Availability Of Proxy Materials For Shareholder Meeting To Be Held On May 19, 2026

This proxy statement, the proxy card and our 2025 Annual Report are available for viewing and printing at http://www.envisionreports.com/JUVF.

Exhibit A

RULES AND PROCEDURES FOR THE CONDUCT OF THE 2026 VIRTUAL ANNUAL MEETING OF JUNIATA VALLEY FINANCIAL CORP. (Juniata)

Shareholders may participate in the 2026 Annual Meeting online by accessing the internet at www.meetnow.global/MG247JS and logging in using the instructions that accompany these proxy materials (no password is required). The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call 1-888-724-2416.

In fairness to all Juniata shareholders participating in the meeting, and in the interest of an orderly meeting, we require that you honor the following rules of conduct:

●	Meeting Attendance:
o	Registered shareholders (i.e. shareholders who hold their shares through our transfer agent, Computershare), may attend the Annual Meeting virtually on the Internet by following the instructions on the notice or proxy card that you received.
o	If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting you must obtain a legal proxy from the intermediary and submit the legal proxy along with your name and email address to Computershare. Refer to page 3 of this Proxy Statement for instructions.
●	The meeting will follow the Agenda provided to all shareholders on the virtual meeting website.
●	Only shareholders of record or shareholders holding a legal proxy may enter a comment or question at this meeting. You may submit questions, either before the meeting or during the meeting, using the online platform.
●	Please enter your comment or question using the instructions listed on the virtual meeting website, using the Q&A tab.
●	In fairness to other participants at the Annual Meeting, please limit comments or questions to one per shareholder.
●	Please keep your comments or questions brief.
●	The views and comments of all shareholders are welcome. However, the purpose of the meeting will be observed, and the chairperson may not address comments or questions that are not germane to the purpose of the meeting, including those that are:
o	irrelevant to the business of Juniata or the conduct of its operations;
o	related to pending or threatened litigation;
o	derogatory references that are not in good taste;
o	substantially repetitious statements made by other shareholders; or
o	discussions related to personal grievances.

Exhibit B

2026 LONG-TERM INCENTIVE PLAN

OF

JUNIATA VALLEY FINANCIAL CORP.

(formerly 2016 Long-Term Incentive PLAN OF Juniata Valley Financial Corp.

Approved: FEBRUARY 17, 2026

GENERAL PROVISIONS

PURPOSES

This 2026 Long-Term Incentive Plan of Juniata Valley Financial Corp. (the “Plan”) amends and restates the 2016 Long-Term Incentive Plan of Juniata Valley Financial Corp. (“2016 Plan”). The Plan continues in effect any outstanding awards under the 2016 Plan in accordance with the terms and conditions governing such awards immediately prior to the effective date of this Plan.  The purposes of the Plan are to advance the long-term success of Juniata Valley Financial Corporation (the “Company” or “Juniata”), and to increase shareholder value by providing the incentive of long-term stock-based awards to officers, directors and key employees.  The Plan is designed to:  (1) encourage Company stock ownership by Participants to further align their interest with the interests of shareholders of the Company, (2) ensure that compensation practices of the Company are competitive in the industry and (3) assist in the attraction and retention of key employees vital to the Company's success.

DEFINITIONS

For the purpose of the Plan, the following terms shall have the meanings indicated:

“Board” means the Board of Directors of the Company.

“Change in Control” means:  (1) the acquisition, directly or indirectly, by any person or entity, or persons or entities acting in concert, whether by purchase, merger, consolidation or otherwise, of voting power over that number of voting shares of the capital stock of Juniata which, when combined with the existing voting power of such persons or entities, would enable them to cast more than fifty percent (50%) of the votes which all shareholders of Juniata would be entitled to cast in the election of directors of Juniata; (2) the transfer of ownership (in one transaction or a series of related transactions over a period of twelve months ending on the date of the most recent transaction) of 75% or more of the assets, other than intangible assets, including good will, of Juniata to a transferee other than Juniata or an entity of which a controlling interest is owned by Juniata; provided that in addition, such transferred assets must also have 40% or more of the total gross fair market value of all of the assets of Juniata, inclusive of the intangible assets; or (3) the date that a majority of members of Juniata’s Board of Directors is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of Juniata’s Board of Directors before the date of the appointment or election.

“Code” means the Internal Revenue Code of 1986, as amended, including any successor law thereto. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Committee” means the Personnel & Compensation Committee of the Board or the full Board, as the case may be.

“Common Stock” means the Common Stock of the Company, par value $1.00 per share.

“Company” means Juniata Valley Financial Corp. and, solely for purposes of determining (i) eligibility for participation in the Plan, (ii) employment, and (iii) the establishment of Performance Measures, shall include any corporation, partnership, or other organization of which Juniata owns or controls, directly or indirectly, not less than 50 percent of the total combined voting power of all classes of stock or other equity interests. For purposes of this Plan, the terms “Juniata” and “Company” shall include any successor to Juniata Valley Financial Corp.

“Disability” means the Participant, by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than twelve months, receives benefits for a period of not less than three months under the Company's disability insurance policy. Medical determination of Disability may be made by either the Social Security Administration or by the provider of disability insurance covering employees or directors of the Company provided that the definition of "disability" applied under such insurance program complies with the requirements of the preceding sentence.

“Employee or employment” means with respect to any Non-Employee Director (as defined herein), service on the Board.

“Fair Market Value” means as of any date, so long as the Common Stock is traded on a nationally recognized securities exchange or automated dealer quotation system, the closing price of the Common Stock on that day. If the Common Stock is not traded on such an exchange or system and is traded solely on the over-the-counter market, the Fair Market Value shall be the average of the closing bid and asked prices for that day.  If the Common Stock is not publicly traded, then Fair Market Value shall mean the value assigned to a share for a given day by the Committee in good faith in the exercise of its reasonable discretion and in a manner consistent with Code Section 409A.

“Incentive Stock Option” means a Stock Option that meets the definition under Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not an employee of the Company within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

“Nonstatutory Stock Option” means a Stock Option that does not meet the definition of an Incentive Stock Option.

“Participant” means any individual who has met the eligibility requirements set forth in Section 1.6 hereof and to whom a grant has been made and is outstanding under the Plan.

“Performance Measures” shall mean the Performance Measures described in Section 4.4 of the Plan.

“Performance Period” means, in relation to Performance Restricted Shares, any period for which performance goals have been established.

“Performance Restricted Share” means a right granted to a Participant pursuant to Article IV.

“Restricted Stock Award” means an award of Common Stock granted to a Participant pursuant to Article V which is subject to a Restriction Period.

“Restriction Period” means in relation to Restricted Stock Awards, the period of time (if any) during which (i) such shares are subject to forfeiture pursuant to the Plan and (ii) such shares may not be sold, assigned, transferred, pledged or otherwise disposed of by the Participant.

“Retirement” means termination from employment with the Company after the Participant has attained the age of 62 and has completed a minimum of five years of service with the Company, or termination of employment under circumstances which the Committee deems equivalent to retirement.

“Stock Appreciation Right” means a right granted to a Participant pursuant to Article III to surrender to the Company all or any portion of the related Stock Option and to receive in cash or in shares of Common Stock an amount equal to the excess of the Fair Market Value over the option price on the date of such exercise.

“Stock Award” means an award of Common Stock granted to a Participant pursuant to Article V which is not subject to a Restriction Period.

“Stock Option” means a right granted to a Participant pursuant to Article II, to purchase, before a specified date and at a specified price, a specified number of shares of Common Stock.

ADMINISTRATION

The Plan shall be administered by the Committee which shall consist of not fewer than three directors of the Company or the full Board; provided, however, that the Board shall administer the Plan as it relates to the terms, conditions and grant of awards to Non-Employee Directors.  For purposes of the Plan, the term Committee shall refer to the Personnel & Compensation Committee of the Board or the full Board, as the case may be. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be deemed the acts of the Committee. Subject to the provisions of the Plan and to directions by the Board, the Committee is authorized to interpret the Plan, to adopt administrative rules, regulations, and guidelines for the Plan, and to impose such terms, conditions, and restrictions on grants as it deems appropriate. The Committee, in its discretion, may allow certain optionees holding unexercised Incentive Stock Options to convert such options to Nonstatutory Stock Options. The Committee may, with respect to Participants who are not subject to Section 16(b) of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Code (“Section 162(m)”), delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company. The Committee shall have the specific authority to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan and to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan. Subject to the ultimate authority of the Board, all decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

TYPES Of GRANTS UNDER THE PLAN

Grants under the Plan may be in the form of any one or more of the following:

Nonstatutory Stock Options;

Incentive Stock Options;

Stock Appreciation Rights;

Performance Restricted Shares;

Restricted Stock Awards; and

Stock Awards.

SHARES SUBJECT TO THE PLAN AND INDIVIDUAL AWARD LIMITATION

A maximum of 300,000 shares of Common Stock may be issued under the Plan. All such shares may be granted in the form of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Performance Restricted Shares, Restricted Stock Awards or Stock Awards, or in any combination of the foregoing. The number of shares of common stock reserved for issuance under the 2026 Plan shall be reduced, on a one-for-one basis, for each share of common stock subject to a grant made pursuant to the 2026 Plan. The total number of shares authorized is subject to adjustment as provided in Section 7.1 hereof. Shares of Common Stock issued under the Plan may be treasury shares or authorized but unissued shares. No fractional shares shall be issued under the Plan.

If any Stock Option granted under the Plan expires or terminates, the underlying shares of Common Stock may again be made available for the purposes of the Plan. Any shares of Common Stock that have been granted as Restricted Stock Awards or that have been reserved for distribution in payment for Performance Restricted Shares but are later forfeited or for any other reason are not payable under the Plan, may again be made available for the purposes of the Plan. Furthermore, shares of Common Stock that are (i) tendered or withheld in payment of the exercise price of any Stock Option or in satisfaction of withholding tax obligations arising from any award, and (ii) shares of Common Stock repurchased by the Company that have been designated for allocation to the Plan, shall be available for issuance under the Plan.

The aggregate maximum number of shares of Common Stock that may be granted to any Participant in the form of Stock Options, Stock Appreciation Rights, Performance Restricted Shares, Restricted Stock Awards and Stock Awards in any one calendar year is 25,000.

The aggregate maximum number of shares of Common Stock that may be granted in total to all Participants in the form of Stock Options, Stock Appreciation Rights, Performance Restricted Shares, Restricted Stock Awards and Stock Awards in any one calendar year is 50,000.

ELIGIBILITY AND PARTICIPATION

Participation in the Plan shall be limited to officers, who may also be members of the Board, other key employees of the Company who are so designated by the Committee in its discretion and Non-Employee Directors. In the event the Company or one of its subsidiaries acquires another corporation by merger or other form of acquisition, or the assets of another corporation, and former employees of said corporation who become employees of the Company or a Company subsidiary held stock options to acquire shares of the acquired corporation, the Board, in its discretion, may grant an award under the Plan to such newly acquired employees in substitution for the options they held pre-acquisition. The terms and conditions of any awards so granted or assumed may vary from the terms and conditions set forth in the Plan to the extent the Board may deem appropriate to conform, in whole or in part, to the provisions of the options being submitted or assumed.

STOCK OPTIONS

GRANT OF STOCK OPTIONS

The Committee may from time to time, subject to the provisions of the Plan, grant Stock Options to Participants. The Committee shall determine the number of shares of Common Stock to be covered by each Stock Option and shall have the authority to grant Incentive Stock Options, Nonstatutory Stock Options or a combination thereof; provided, however, that Incentive Stock Options may be granted only to Participants who are employees of the Company and may not be granted to Non-Employee Directors.  Furthermore, the Committee may grant a Stock Appreciation Right in connection with a Stock Option, as provided in Article III.

INCENTIVE STOCK OPTION EXERCISE LIMITATIONS

The aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of the shares of Common Stock with respect to which an Incentive Stock Option is exercisable for the first time by a Participant during any calendar year (under all plans of the Company) shall not exceed $100,000 or such other limit as may be established from time to time under the Code.

OPTION DOCUMENTATION

Each Stock Option shall be evidenced by a written Stock Option agreement (“Option Agreement”) between the Company and the Participant to whom such Stock Option is granted, specifying the number of shares of Common Stock that may be acquired by its exercise and containing such terms and conditions consistent with the Plan as the Committee shall determine.

EXERCISE PRICE

The price at which each share covered by a Stock Option may be acquired shall be determined by the Committee at the time the Stock Option is granted and shall not be less than the Fair Market Value of the underlying shares of Common Stock on the day the Stock Option is granted.  If an Incentive Stock Option is granted to an employee who, at the time such Incentive Stock Option is granted, owns shares of the Company possessing more than 10 percent of the total combined voting power of all classes of shares of the Company or its subsidiaries (“10% Shareholder”), the exercise price of such Stock Option shall not be less than 110% of the Fair Market Value of the underlying shares of Common Stock on the day such Stock Option is granted.  The exercise price will be subject to adjustment in accordance with the provisions of Section 7.1 of the Plan.

EXERCISE OF STOCK OPTIONS

Exercisability.  Stock Options shall become exercisable at such times and upon the satisfaction of such conditions and in such installments as the Committee may provide at the time of grant.

Exercise Term.  Each Option Agreement shall state the period or periods of time within which the Stock Option may be exercised by the Participant, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that the exercise period shall not commence earlier than six (6) months after the date of the grant of the Stock Option nor end later than ten (10) years after the date of the grant of the Stock Option.  Except as otherwise approved by the Committee and set forth in the Option Agreement, a Stock Option shall be exercisable as to 20% of the shares of Common Stock subject to the Stock Option on or after one year after the date of grant and shall be exercisable as to an additional 20% of the shares of Common Stock subject to the Stock Option on each annual anniversary date of the date of the grant of the Stock Option; provided, however, that if the Participant is age 55 or older on the date of the grant of the award, the percentage “20%” above shall be replaced with the percentage “33 1/3%”.  The Committee shall have the power to permit in its discretion an acceleration of the previously determined exercise terms, subject to the terms set forth herein, under such circumstances and upon such terms and conditions as it deems appropriate. In the case of a 10% Shareholder, no Stock Option shall be exercisable after the expiration of five years from the date the option was granted.

Exercise in the Event of Termination of Employment.

Death:  Unless otherwise provided by the Committee at the time of grant, in the event of the death of the Participant, the Stock Option must be exercised by the Participant's estate or beneficiaries within one year following the death of the Participant and prior to its expiration.  Each Stock Option may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant.

Disability:  Unless otherwise provided by the Committee at the time of grant, in the event of the Disability of the Participant, the Stock Option must be exercised within one year following the Participant's termination of employment and prior to its expiration. Each Stock Option may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant.

Retirement:  Unless otherwise provided by the Committee at the time of grant, in the event of the Retirement of the Participant, the Stock Option must be exercised within three years following the Participant's termination of employment and prior to its expiration. An unexercised Incentive Stock Option will cease to be treated as such and will become a Nonstatutory Stock Option three months following the date of Retirement. Each Stock Option may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant.

Other Terminations:  Unless otherwise provided by the Committee at the time of grant, in the event a Participant ceases to be an employee of the Company for any reason other than death, Disability, or Retirement, Stock Options which are exercisable on the date of termination must be exercised within three months after termination and prior to the expiration date of any such option.  All options which are not exercisable on the date of termination shall be canceled.

Extension of Exercise Period:  Notwithstanding all other provisions under Section 2.5(c), in the event a Participant's employment is terminated, the Committee may, in its sole discretion, extend the post-termination period during which the option may be exercised, provided however that such period may not extend beyond the original option period.

Exercise In the Event of Change in Control: In the event of any Change in Control, all Stock Options shall immediately become exercisable without regard to the exercise period established pursuant to this Section 2.5 and the Option Agreement.

METHOD OF EXERCISE

The Stock Option may be exercised in whole or in part from time to time by written request received by the Treasurer of the Company.  The option price of each share acquired pursuant to a Stock Option shall be paid in full on or within ten (10) days after the exercise of the Stock Option either (i) in cash, (ii) by delivering to the Company previously-owned shares of Common Stock, (iii) in the discretion of the Committee, through an election to have shares of Common Stock otherwise issuable to the Participant withheld to pay the exercise price of such Stock Option, or (iv) in the discretion of the Committee, through any combination of the payment procedures set forth in (i) through (iii) above.  However, shares of Common Stock previously acquired by the Participant under the Plan or any other incentive plan of the Company shall not be utilized for purposes of payment upon the exercise of a Stock Option unless those shares have been owned by the Participant for a six-month period or such longer period as the Committee may determine. Common Stock acquired by the Participant which is identified as having been obtained through an Incentive Stock Option under this Plan and is still subject to the holding requirements under Section 422 of the Code may not be tendered in payment of the option price.

Limitation of Rights as a Shareholder

No Participant shall have any rights to dividends or other rights of a shareholder with respect to shares of Common Stock subject to a Stock Option until the Participant has given written notice of exercise of the Stock Option, has paid in full the option price for such shares of Common Stock and has otherwise complied with this Plan, the Option Agreement and such rules and regulations as may be established by the Committee.

Investment Purpose

Each Stock Option under this Plan shall be granted on the condition that the purchases of shares of Common Stock hereunder shall be for investment purposes, and not with a view to resale or distribution. This condition shall not be applicable if the Common Stock subject to the Stock Option is registered under the Securities Act of 1933, as amended, or if, in the opinion of counsel for the Company, a resale of such Common Stock without registration is permitted under the Securities Act of 1933 and any other applicable law, regulation, or rule of any governmental agency.

STOCK APPRECIATION RIGHTS

GRANT OF STOCK APPRECIATION RIGHTS

The Committee may, in its discretion, grant Stock Appreciation Rights in connection with all or any part of a Stock Option granted under the Plan.  Any Stock Appreciation Right granted in connection with a Stock Option shall be governed by the terms of the Option Agreement and the Plan.  A Stock Appreciation Right may be granted either concurrently with the grant of the related Stock Option or, if the related Stock Option is a Nonstatutory Stock Option, at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Stock Option, and shall be granted at Fair Market Value in accordance with the requirements for exemption from Section 409A of the Code.

EXERCISE OF STOCK APPRECIATION RIGHTS

Stock Appreciation Rights shall become exercisable under the same terms and conditions governing the related Stock Option under Section 2 and the Option Agreement, but shall be exercisable only when the Fair Market Value of the shares subject thereto exceeds the option price of the related Stock Option.  Further, the Stock Appreciation Right shall be exercisable only at the time and to the extent that the related Stock Option is exercisable, and in no event after the complete termination or full exercise of the related Stock Option.

METHOD OF EXERCISE

Stock Appreciation Rights shall permit the Participant, upon exercise of such rights, to surrender the related Stock Option, or any portion thereof, and to receive, without payment to the Company (except for applicable withholding taxes), an amount equal to the excess of the Fair Market Value over the option price. Such amount shall be paid in shares of Common Stock valued at Fair Market Value on the date of exercise or in cash, or any combination of shares and cash, as determined by the Committee in its discretion.

Upon the exercise of a Stock Appreciation Right and surrender of the related Stock Option, or portion thereof, such Stock Option, to the extent surrendered, shall be terminated, and the shares covered by the Stock Option so surrendered shall no longer be available for purposes of the Plan.  Upon the exercise or termination of the related Stock Option, the Stock Appreciation Right with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the related Stock Option was so exercised or terminated.

PERFORMANCE RESTRICTED SHARES

GRANT OF PERFORMANCE RESTRICTED SHARES

The Committee may from time to time, grant shares of Common Stock to Participants in the form of Performance Restricted Shares, which will thereafter become the unrestricted property of the Participant only if they are both Earned and become vested. For purposes of the Plan, Performance Restricted Shares shall be deemed to be “Earned” as of the day during the Performance Period that the performance of the Company meets or exceeds the Performance Measures established by the Committee relating to those Performance Restricted Shares. Such Performance Restricted Shares shall be subject to the provisions of the Plan terms and conditions, and, if Earned, a vesting period as the Committee shall determine.

PERFORMANCE RESTRICTED SHARE AGREEMENT

Each grant of Performance Restricted Shares shall be evidenced by a written agreement between the Company and Participant to whom such shares are granted.  The agreement shall specify the number of Performance Restricted Shares granted, the terms and conditions of the grant, the duration of the Performance Period, the Performance Measures to be achieved, and the vesting period applicable to shares of Common Stock Earned.

COMMON STOCK EQUIVALENT

Performance Restricted Shares shall be evidenced either by a Common Stock certificate issued in the name of the Participant, which shall bear appropriate restrictive legends relating to the applicable Performance Measures and the Performance Period, or by book entry on the stock transfer records of the Company showing the issuance of said shares in the name of the Participant and the Performance Measures and Performance Period that apply.  Certificates, if issued, shall be held in custody by the Company until the Performance Restricted Shares are both Earned and vested.

PERFORMANCE MEASURES

Performance Restricted Share awards shall be conditioned upon the Company's attainment of a specified goal with respect to one or more Performance Measures, including, but not limited to:  (i) total shareholder return; (ii) return on shareholders' equity; (iii) return on capital; (iv) earnings per share; (v) sales; (vi) earnings; (vii) cash flow; (viii) operating income; (ix) earnings before interest, taxes, depreciation and amortization; and (x) Fair Market Value of Common Stock.  The Committee shall determine a minimum performance level below which no Performance Restricted Shares shall be payable and a performance schedule under which the number of shares earned may be less than, equal to, or greater than the number of Performance Restricted Shares granted based upon the Company's performance. The Committee may adjust the Performance Measures to reflect significant unforeseen events; provided, however, that the Committee may not make any such adjustment with respect to any award of Performance Restricted Shares to an individual who is then a “covered employee” as such term is defined in Regulation 1.162-27(c)(2) promulgated under Section 162(m), if such adjustment would cause compensation pursuant to such Performance Restricted Share award to cease to be performance-based compensation under Section 162(m).

PERFORMANCE PERIOD

The Committee shall establish a Performance Period applicable to each grant of Performance Restricted Shares. Each such Performance Period shall commence as of the date determined by the Committee in its discretion.  There shall be no limitation on the number of Performance Periods established by the Committee, and more than one Performance Period may encompass the same calendar year or other period covered by one or more other Performance Periods.  The Committee may shorten any Performance Period if it determines that unusual or unforeseen events so warrant.

PAYMENT OF DIVIDENDS DURING PERFORMANCE PERIOD

If, during the Performance Period, the Company makes a payment of cash dividends to holders of Common Stock, a Participant shall be entitled to receive the cash dividends.

CONVERSION OF PERFORMANCE RESTRICTED SHARES

At the conclusion of the Performance Period, the Committee shall determine the number of Performance Restricted Shares, if any, that have been Earned on the basis of Company performance in relation to the established Performance Measures and that have become vested.  The Company shall then, as soon as administratively practicable, deliver or otherwise make available in the Participant’s name, shares of Common Stock bearing no Plan-related restrictive legends, in an aggregate amount equal to the number of Performance Restricted Shares Earned and vested as of the end of the Performance Period. In no event shall such number exceed 300% of the shares contingently granted.

Any Performance Restricted Shares being held in custody or entered on the stock transfer records of the Company that the Committee determines to have not been Earned and vested shall be canceled.

VESTING

Performance Restricted Shares that are Earned during the Performance Period will continue to be restricted property, subject to the Participant’s continued employment with the Company through the last day of the Performance Period, at which time the Performance Restricted Shares that were Earned will vest and become the unrestricted property of the Participant. In the event the Participant’s employment with the Company terminates during the Performance Period, Section 4.10 shall apply to determine the Participant’s rights with respect to Performance Restricted Shares Earned in such Performance Period. The Committee may accelerate or waive the Performance Measures attached to a particular grant, in whole or in part, based on service and such other factors as the Committee may determine.

OTHER TERMS AND CONDITIONS

Performance Restricted Shares shall be subject to the following terms and conditions:

Except as otherwise provided in the Plan or in the Performance Restricted Share agreement, the Participant shall have all the rights of a shareholder of the Company, including the right to vote the shares.

Cash dividends paid with respect to Performance Restricted Shares shall be distributed to the Participant.

TERMINATION OF EMPLOYMENT DURING A PERFORMANCE PERIOD

In the event a Participant terminates employment during a Performance Period by reason of death, Disability, or Retirement, and the Participant had completed a minimum of one year of employment during the Performance Period, the Participant shall be entitled to that number of shares earned (if any) determined by multiplying the full number of shares earned (if any) by a fraction, the numerator of which is the number of full months of employment the Participant had completed in such Performance Period and the denominator of which is the total number of full months in such Performance Period.  All applicable restrictions shall lapse with respect to such shares and such shares of Common Stock shall be issued to the Participant or the Participant's designated beneficiary following the Performance Period.  In the event the Participant had not completed one year of employment during the Performance Period, the Participant shall forfeit all rights to earn such Performance Restricted Shares.

If a Participant terminates employment during a Performance Period for any reason other than death, Disability, or Retirement, the Participant shall forfeit all rights to earn such Performance Restricted Shares.

Notwithstanding Sections 4.10(a) and 4.10(b), in the event a Participant's employment is terminated during a Performance Period under special circumstances, the Committee may, in its sole discretion, continue a Participant's rights to earn any or all Performance Restricted Shares and waive in whole or in part any or all remaining restrictions.

TERMINATION OF EMPLOYMENT FOLLOWING A PERFORMANCE PERIOD

In the event a Participant terminates employment following a Performance Period by reason of death, Disability, or Retirement, all shares of Common Stock (formerly Performance Restricted Shares) shall immediately vest, and shares of Common Stock shall be issued to the Participant or the Participant's designated beneficiary.

If a Participant terminates employment following a Performance Period for any reason other than death, Disability, or Retirement, the Participant shall forfeit all shares of Common Stock (formerly Performance Restricted Shares) which have not yet vested.  Shares of Common Stock which have vested shall be issued to the Participant.

Notwithstanding Sections 4.11(a) and 4.11(b), in the event a Participant's employment is terminated following a Performance Period under special circumstances, the Committee may, in its sole discretion, accelerate the remaining vesting period (if any) associated with that grant.

CHANGE IN CONTROL PROVISIONS

In the event of any Change in Control, (i) all Performance Restricted Shares granted shall be deemed to have been Earned to the maximum extent permitted pursuant to Section 4.4 for any Performance Period not yet completed as of the effective date of such Change in Control and (ii) all shares of Common Stock (which have been converted from Performance Restricted Shares Earned) not otherwise vested shall immediately vest as of the date of such Change in Control.

RESTRICTED STOCK AWARDS AND STOCK AWARDS

AWARD OF RESTRICTED STOCK AND STOCK AWARDS

The Committee may grant Restricted Stock Awards and unrestricted Stock Awards to officers and key employees of the Company subject to such terms and conditions as the Committee shall determine, provided that each Restricted Stock Award shall be subject to a Restriction Period.  Restricted Stock Awards and Stock Awards shall be used for the purposes of recruitment, recognition, and retention of key employees vital to the Company's success. The Committee may, in its sole discretion, require a Participant to deliver consideration in the form of services as a condition to the grant of a Restricted Stock Award or Stock Award.

RESTRICTED STOCK AWARD AND STOCK AWARD AGREEMENTS

Each Restricted Stock Award and Stock Award shall be evidenced by a written agreement between the Company and the Participant to whom such award is granted. The agreement shall specify the number of shares awarded, the terms and conditions of the award and, in the case of a Restricted Stock Award, the Restriction Period, and the consequences of forfeiture.

AWARDS AND CERTIFICATES

Shares of Common Stock awarded pursuant to a Restricted Stock Award or a Stock Award shall be registered in the name of the Participant and evidenced either by the issuance of certificates or by book entry on the stock transfer records of the Company showing the applicable restrictions.  Certificates evidencing Restricted Stock Awards, bearing appropriate restrictive legends, shall be held in custody by the Company until the restrictions thereon are no longer in effect. After the lapse or waiver of the restrictions imposed upon the Restricted Stock Award, the Company shall deliver in the Participant's name one or more stock certificates, free of restrictions, evidencing the shares of Common Stock subject to the Restricted Stock Award to which the restrictions have lapsed or been waived, or shall re-register the shares of Common Stock on the stock transfer records of the Company free of the applicable restrictions.

RESTRICTION PERIOD

At the time a Restricted Stock Award is made, the Committee shall establish a Restriction Period applicable to such award. The Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service and such other factors as the Committee may determine.

OTHER TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS

Shares of Common Stock subject to Restricted Stock Awards shall be subject to the following terms and conditions:

Except as otherwise provided in the Plan or in the Restricted Stock Award agreement, the Participant shall have all the rights of a shareholder of the Company, including the right to vote the shares.

Cash dividends paid with respect to Common Stock subject to a Restricted Stock Award shall be distributed to the Participant.

TERMINATION OF EMPLOYMENT

In the event a Participant terminates employment during the Restriction Period by reason of death, Disability or Retirement, and the Participant had completed a minimum of one year of employment during the Restriction Period, restrictions shall lapse on that number of shares (if any) determined by multiplying the full number of shares subject to restriction by a fraction, the numerator of which is the number of full months of employment the Participant had completed in such Restriction Period and the denominator of which is the total number of full months in such Restriction Period.

If a Participant terminates employment for any reason other than death, Disability, or Retirement, the Participant shall forfeit all shares subject to restriction.

Notwithstanding Sections 5.6(a) and 5.6(b), in the event a Participant's employment is terminated under special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions.

CHANGE IN CONTROL PROVISIONS

In the event of any Change in Control, all restrictions applicable to any outstanding Restricted Stock Award shall lapse as of the date of such Change in Control.

TAX WITHHOLDING AND DEFERRAL OF PAYMENT

TAX WITHHOLDING

The Company may withhold from any payment of cash or Common Stock to a Participant or other person pursuant to the Plan an amount sufficient to satisfy any required withholding taxes, including the Participant's social security and Medicare taxes and federal, state and local income tax with respect to income arising from the payment of the award.  The Company shall have the right to require the payment of any such taxes before delivering payment or issuing Common Stock pursuant to the award.

At the discretion of the Committee, share tax withholding may be included as a term of any grant of Stock Options, Stock Appreciation Rights, Performance Restricted Shares, Restricted Stock Awards or Stock Awards.

Share tax withholding shall entitle the Participant to elect to satisfy, in whole or in part, any tax withholding obligations in connection with the issuance of shares of Common Stock earned under the Plan by requesting that the Company either:

withhold shares of Common Stock otherwise issuable to the Participant, or by accepting delivery of shares of Common Stock previously owned by the Participant.

In either case, the Fair Market Value of such shares of Common Stock will generally be determined on the date the Participant elects to satisfy such withholding tax obligations in such manner.

Notwithstanding any other provision hereof to the contrary, the Committee, in its sole discretion, may at any time suspend, terminate, or disallow any or all entitlements to share tax withholding previously granted or extended to any Participant.

NO ELECTIVE DEFERRAL OF PAYMENT

No Participant may be offered the right to elect to defer the receipt of all or any portion of Performance Restricted Shares, Restricted Stock Awards, Stock Awards or any other award otherwise distributable to such Participant.  It is the Company’s intent that the Plan, and each award feature under the Plan, be exempt from the requirements imposed by Code Section 409A on nonqualified deferred compensation plans and, in furtherance of that intent, the Committee, in its exercise of administrative discretion hereunder, shall at all times do so in a manner that avoids compensation deferral arrangements that would be subject to Code Section 409A.  Furthermore, awards that have been made, earned and vested shall be paid out as soon as practicable once all performance and vesting restrictions have been satisfied or lapsed, and in any event shall be paid in full no later than the 15th day of the third month following the end of the Company’s taxable year in which all performance and vesting restrictions were satisfied.

OTHER PROVISIONS

ADJUSTMENT IN NUMBER OF SHARES AND OPTION PRICES

Grants of Stock Options, Stock Appreciation Rights, Performance Restricted Shares, and Restricted Stock Awards and Stock Awards shall be subject to adjustment by the Committee as to the number and price of shares of Common Stock or other considerations subject to such grants in the event of changes in the outstanding shares by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant.  In the event of any such change in the outstanding shares, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee.  Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of an outstanding Stock Option or cancel, exchange or surrender an outstanding Stock Option in exchange for cash, other awards or Stock Options with an exercise price that is less than the exercise price of the original Stock Option.  Notwithstanding anything in the Plan to the contrary, neither the Board nor the Committee shall have the authority, without shareholder approval, (i) to accept the surrender of any outstanding Stock Option when the Fair Market Value of a share of Common Stock is less than the exercise price of such outstanding Stock Option and grant new Stock Options or other awards in substitution for such surrendered Stock Option or pay cash in connection with such surrender, (ii) to reduce the exercise price of any outstanding Stock Option, or (iii) to take any other action that would be treated as a repricing of Stock Options under the rules of the primary stock exchange on which the Common Stock is listed.

NO RIGHT TO EMPLOYMENT

Nothing contained in the Plan, nor in any grant pursuant to the Plan, shall confer upon any Participant any right with respect to continuance of employment by the Company or its subsidiaries, nor interfere in any way with the right of the Company or its subsidiaries to terminate the employment or change the compensation of any employee at any time.

NONTRANSFERABILITY

A Participant's rights under the Plan, including the right to any shares or amounts payable may not be assigned, pledged, or otherwise transferred except, in the event of a Participant's death, to the Participant's designated beneficiary or, in the absence of such a designation, by will or by the laws of descent and distribution; provided, however, that the Committee may, in its discretion, at the time of grant of a Nonstatutory Stock Option or by amendment of an Option Agreement for an Incentive Stock Option or a Nonstatutory Stock Option, provide that Stock Options granted to or held by a Participant may be transferred, in whole or in part, to one or more transferees and exercised by any such transferee, provided further that (i) any such transfer must be without consideration, (ii) each transferee must be a member of such Participant's “immediate family” or a trust, family limited partnership or other estate planning vehicle established for the exclusive benefit of one or more members of the Participant's immediate family; and (iii) such transfer is specifically approved by the Committee following the receipt of a written request for approval of the transfer; and provided further that any Incentive Stock Option which is amended to permit transfers during the lifetime of the Participant shall, upon the effectiveness of such amendment, be treated thereafter as a Nonstatutory Stock Option.  In the event a Stock Option is transferred as contemplated in this Section 7.3, such transfer shall become effective when approved by the Committee, and such Stock Option may not be subsequently transferred by the transferee other than by will or the laws of descent and distribution. Any transferred Stock Option shall continue to be governed by and subject to the terms and conditions of this Plan and the relevant Option Agreement, and the transferee shall be entitled to the same rights as the Participant as if no transfer had taken place. As used in this Section 7.3, “immediate family” shall mean, with respect to any person, any spouse, child, stepchild or grandchild, and shall include relationships arising from legal adoption.

COMPLIANCE WITH GOVERNMENT REGULATIONS

The Company shall not be required to issue or deliver shares or make payment upon any right granted under the Plan prior to complying with the requirements of any governmental authority in connection with the authorization, issuance, or sale of such shares.

The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts entered into and performed entirely in such state.

Notwithstanding that the Plan, and each award issued pursuant to the Plan, is intended to be exempt from the requirements Section 409A of the Code imposes on nonqualified deferred compensation plans, in the event that any award under the Plan is determined to provide nonqualified deferred compensation within the meaning of said Section 409A, the distribution of such award to a key employee of the Company, as defined in Section 416(i) of the Code without regard to paragraph (5) thereof, being made on account of the key employee’s separation from service with the Company, shall be deferred to a date that is six months after the separation from service. For all purposes under the Plan, a termination of employment shall mean a separation from service as defined by Section 409A of the Code.

RIGHTS AS A SHAREHOLDER

The recipient of any grant under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued in the name of such recipient; provided, however, that a recipient of (i) an award of Performance Restricted Shares, or (ii) a Restricted Stock Award, evidenced only by book entry on the stock transfer records of the Company pursuant to Section 4.3 or Section 5.3, shall have the right to receive dividends on the shares of Common Stock underlying such award, and, to the extent not inconsistent with the relevant Performance Restricted Share agreement or Restricted Stock Award agreement, shall have all other rights of a shareholder in the Company, including the right to vote the shares, in accordance with Section 4.9 or Section 5.5.

UNFUNDED PLAN

Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or separate funds.  With respect to any payment not yet made to a Participant, nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of the Company.

FOREIGN JURISDICTION

The Committee shall have the authority to adopt, amend, or terminate such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of the laws of foreign countries in order to promote achievement of the purposes of the Plan.

OTHER COMPENSATION PLANS

Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required.

TERMINATION OF EMPLOYMENT – CERTAIN FORFEITURES

Notwithstanding any other provision of the Plan (other than provisions regarding Change in Control, including without limitation Sections 2.5(d), 4.12 and 5.7, which shall apply in all events), a Participant shall have no right to exercise any Stock Option or Stock Appreciation Right or receive payment of any Performance Restricted Share or Restricted Stock Award if the Participant is discharged for willful, deliberate, or gross misconduct, as determined by the Committee in its sole discretion.  Furthermore, notwithstanding any other provision of the Plan to the contrary, in the event that a Participant receives or is entitled to cash or the delivery or vesting of Common Stock pursuant to an award during the 12-month period prior to the Participant's termination of employment with the Company, then the Committee, in its sole discretion, may require the Participant to return or forfeit the cash and/or Common Stock received with respect to an award (or its economic value as of (i) the date of the exercise of Stock Options or Stock Appreciation Rights; (ii) the date immediately following the end of the Restriction Period for Restricted Stock Awards or the end of the vesting period for Performance Restricted Shares, or (iii) the date of grant or payment with respect to Stock Awards) in the event that the Participant: (y) is discharged for willful, deliberate or gross misconduct, as determined by the Committee in its sole discretion, or (z) engages in any business or enters into any employment which the Committee in its sole discretion determines to be (1) directly or indirectly competitive with the business of the Company or (2) substantially injurious to the Company's financial interest.  A Participant may request the Committee in writing to determine whether any proposed business or employment activity would justify such a forfeiture. Such a request shall fully describe the proposed activity and the Committee's determination shall be limited to the specific activity so described. The Committee's right to require forfeiture under this Section 7.9 must be exercised within 90 days after the discovery of an occurrence triggering the Committee's right to require forfeiture but in no event later than 24 months after the Participant's termination of employment with the Company.

FINANCIAL RESTATEMENT AND CLAWBACK

The Company will, in all appropriate circumstances, as determined by the Committee, and to the extent permitted by applicable law, require reimbursement or forfeiture of all or a portion of any award under the Plan, including any dividends earned or paid in connection with an award, where the Committee has determined that all of the following factors are present:  (i) the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement to which the Company is subject; (ii) the award, or its vesting or payment, was predicated upon the achievement of certain financial results that were the subject of the restatement, and such award, vesting or payment occurred or was received during the three-year period preceding the date the Company is required to prepare the restatement, and (iii) a smaller award, vesting or payment would have occurred or been made to the Participant based upon the restated financial results.  In each such instance, the Company will, to the extent deemed appropriate by the Committee, recover or cancel the amount(s) by which an award, or its vesting or payment, during the aforementioned three-year period exceeded the amount(s) that would have been awarded, vested or paid based on the restated financial results, and the Participant shall be required to repay to the Company any such amount(s) received.

AMENDMENT AND TERMINATION

AMENDMENT AND TERMINATION

The Board may modify, amend, or terminate the Plan at any time except that, to the extent then required by applicable law, rule, or regulation, approval of the holders of a majority of shares of Common Stock represented in person or by proxy at a meeting of the shareholders will be required to increase the maximum number of shares of Common Stock available for distribution under the Plan (other than increases due to adjustments in accordance with the Plan). No modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under a grant previously made to the Participant without the consent of such Participant.

EFFECTIVE DATE AND DURATION OF PLAN

EFFECTIVE DATE AND DURATION OF PLAN

The Plan shall become effective as of January 20, 2026, i.e., the date on which the Plan was approved by the Board, subject to its approval and adoption at the Annual Meeting of the shareholders on May 19, 2026. Until the Plan is effective, the 2016 Plan shall remain in effect.  All rights granted under the Plan must be granted within ten years from its adoption date by the shareholders of the Company. Any rights outstanding ten years after the adoption of the Plan may be exercised within the periods prescribed under or pursuant to the Plan.

exhibit

01 - John P. Henry IV 02 - Gary E. Kelsey 1UPX For Withhold For Withhold 03 - Joseph B. Scarnati III For Withhold The Sample Company A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3. 048B9C 2. Approval of a non-binding Say on Pay Proposal to approve the compensation of the named executive officers. 1. Election of three Class C Directors to serve until the 2029 Meeting: For Against Abstain Please sign exactly as your name appears hereon. When signing as an Attorney, Executor, Administrator, Trustee or Guardian, please give full title. If more than one Trustee, all must sign. All joint owners must sign. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below. Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 3. Approval of the 2026 Long-Term Incentive Plan of Juniata Valley Financial Corp. For Against Abstain You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/JUVF or scan the QR code — login details are located in the shaded bar below. Your vote matters – here’s how to vote! Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/JUVF Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/JUVF ANNUAL MEETING OF SHAREHOLDERS MAY 19, 2026 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoints Kristi J. Burdge, Renee D. Williamson and Lisa M. Snyder, or any of them, as Proxies, each with the power to appoint his or her substitute, and authorizes them to represent and vote, as designated below, all the shares of common stock of Juniata Valley Financial Corp. held of record by the undersigned on February 28, 2026, at the annual meeting of shareholders to be held on May 19, 2026 and any adjournments thereof. The shares represented by this proxy will be voted as specified. If no directions are given, this proxy will be voted for the election of the nominees listed, for the approval of the Say on Pay Proposal, and for the approval of the 2026 Long-Term Incentive Plan. Although the Board of Directors knows of no other business to be presented, this proxy also confers authority to vote on any other business that may properly come before the meeting, or any adjournment thereof, in accordance with the recommendations of the Board of Directors. This proxy may be revoked prior to its exercise. The Proxy Statement and Proxy Card are available at: www.JVBonline.com. REVOCABLE PROXY — JUNIATA VALLEY FINANCIAL CORP. C Non-Voting Items q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address — Please print new address below. Comments — Please print your comments below. 2026 Annual Meeting of Shareholders of Juniata Valley Financial Corp. The 2026 Annual Meeting of Shareholders of Juniata Valley Financial Corp. will be held on May 19, 2026 at 10:30 a.m. EST, virtually via the Internet at meetnow.global/MG247JS To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.